Exhibit 3.1

Execution Version

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LANDMARK INFRASTRUCTURE PARTNERS LP

A Delaware Limited Partnership

Dated as of

April 2, 2018

v

FOURTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF LANDMARK INFRASTRUCTURE PARTNERS LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LANDMARK INFRASTRUCTURE PARTNERS LP, dated as of April 2, 2018, is entered into by and between LANDMARK INFRASTRUCTURE PARTNERS GP LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the General Partner and the other parties thereto entered into that certain Agreement of Limited Partnership of the Partnership on July 28, 2014 (the “Original Agreement”);

WHEREAS, the General Partner and the other parties thereto amended and restated the Original Agreement, as evidenced by that certain Agreement of Limited Partnership of the Partnership dated November 19, 2014 (the “First Amended and Restated Agreement”);

WHEREAS, in connection with the issuance of Series A Preferred Units (as defined below) the General Partner, pursuant to Section 13.1(g) of the First Amended and Restated Agreement, amended and restated the First Amended and Restated Agreement, as evidenced by that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 4, 2016 (the “Second Amended and Restated Agreement”);

WHEREAS, in connection with the issuance of Series B Preferred Units (as defined below) the General Partner, pursuant to Section 13.1(g) of the Second Amended and Restated Agreement, such agreement was amended and restated as evidenced by that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated August 8, 2016 (as amended and restated, the “Third Amended and Restated Agreement”);

WHEREAS, in connection with the Partnership’s internal reorganization and transfer of substantially all of the Partnership’s operating assets to a new wholly owned subsidiary that qualifies as a REIT (as defined below), pursuant to Sections 13.2 and 13.4 of the Third Amended and Restated Agreement, the General Partner proposed and the holders of Common Units and Subordinated Units approved, that certain Amendment No. 1 to the Third Amended and Restated Agreement, dated July 31, 2017;

WHEREAS, Section 5.6(a) of the Third Amended and Restated Agreement provides that the Partnership is authorized to issue additional Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners;

WHEREAS, Section 5.6(b) of the Third Amended and Restated Agreement provides that each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) of the Third Amended and Restated Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to, or pari passu with, existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest;

WHEREAS, Section 5.6(c) of the Third Amended and Restated Agreement provides that the General Partner shall take all actions that it determines to be necessary or appropriate in connection with each issuance of Partnership Interests pursuant to Section 5.6 of the Third Amended and Restated Agreement and to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests pursuant to the Third Amended and Restated Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading;

WHEREAS, Section 13.1(g) of the Third Amended and Restated Agreement provides that each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of the Third Amended and Restated Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.6 of the Third Amended and Restated Agreement;

WHEREAS, Section 13.1(d)(i) of the Third Amended and Restated Agreement provides that each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of the Third Amended and Restated Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that the General Partner determines does not adversely affect the Limited Partners considered as a whole or any particular class or series of Partnership Interests as compared to other classes or series of Partnership Interests in any material respect;

WHEREAS, the Board has determined that it is in the best interests of the Partnership to issue Series C Preferred Units (as defined below) on the terms provided herein; and

WHEREAS, the General Partner desires to amend and restate the Third Amended and Restated Agreement to, among other things, remove certain provisions that are no longer applicable to the Partnership.

NOW, THEREFORE, the General Partner does hereby amend and restate the Third Amended and Restated Agreement to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, stock acquisition, merger or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long-term, the operating capacity or operating income of the Partnership Group from the operating capacity or operating income of the Partnership Group existing immediately prior to such transaction. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

“Additional Book Basis” means, with respect to any Adjusted Property, the portion of any remaining Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(a)    Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event; and

(b)    If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership after giving effect to the following adjustments: (a) credit to such Capital Account any amount which such Partner is (i) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (ii) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period less (b) (i) the amount of any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and plus (c) (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, (ii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above and (iii) the amount of any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by (A) any debt instrument for the repayment of principal, interest or premium, (B) for any Series A Payments, (C) for any Series B Payments or (D) for any Series C Payments. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of “Operating Surplus.”

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Quantity of IDR Reset Common Units” has the meaning given such term in Section 5.11(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of (a) a Contributed Property means the fair market value of such property or asset at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as it may be amended, supplemented or restated from time to time.

“Alternative Conversion Amount” has the meaning given such term in Section 18.11(g)(ii)(B).

“Alternative Conversion Consideration” has the meaning given such term in Section 16.11(d).

“Arrears” means:

(a) with respect to Series A Distributions for any Quarter (or, with respect to the initial Series A Distribution, for the initial Series A Distribution Period), that the full cumulative Series A Distributions through the most recent Series A Distribution Payment Date (or, with respect to the initial Series A Distribution, to July 15, 2016) have not been paid on all Outstanding Series A Preferred Units; and

(b) with respect to Series B Distributions for any Quarter (or, with respect to the initial Series B Distribution, for the initial Series B Distribution Period), that the full cumulative Series B Distributions through the most recent Series B Distribution Payment Date (or, with respect to the initial Series B Distribution, to November 15, 2016) have not been paid on all Outstanding Series B Preferred Units.

(c) with respect to Series C Distributions for any Quarter (or, with respect to the initial Series C Distribution, for the initial Series C Distribution Period), that the full cumulative Series C Distributions through the most recent Series C Distribution Payment Date (or, with respect to the initial Series C Distribution, to May 15, 2018) have not been paid on all Outstanding Series C Preferred Units.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)        the sum of:

(i)    all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

(ii)    if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter; less

(b)        the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

(i)    provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

(ii)    comply with applicable law or regulation, or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject;

(iii)    provide funds for Series A Payments, Series B Payments and Series C Payments; or

(iv)    provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters;

provided, however, that the General Partner may not establish cash reserves pursuant to subclause (iv) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Averaging Period” has the meaning given such term in Section 18.11(d)(v).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Tax Ownership” means ownership of a Partnership Interest by a Person, whether held directly or indirectly (including by a nominee), and shall include Partnership Interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, if such Partnership Interests were stock of a corporation. The terms “Beneficial Tax Owner,” “Beneficially Owns for Tax Purposes,” “Beneficially Owning for Tax Purposes” and “Beneficially Owned for Tax Purposes” shall have the correlative meanings.

“Board of Directors” means, with respect to the General Partner, its board of directors or board of managers, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that gives rise to a Net Termination Loss.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that gives rise to a Net Termination Gain.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of California or New York shall not be regarded as a Business Day.

“Calculation Agent” shall mean the General Partner acting in the capacity as the calculation agent for the Series C Preferred Units, and its successors and assigns or any other Person appointed by the General Partner.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.

“Capital Improvement” means (a) the construction or development of new capital assets by a Group Member, (b) the replacement, improvement or expansion of existing capital assets by a Group Member or (c) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the construction or development of new, or the replacement, improvement or expansion of existing, capital assets by such Person, in each case if and to the extent such construction, development, replacement, improvement or expansion is made to increase, over the long-term, the operating capacity or operating income of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from the operating capacity or operating income of the Partnership Group or such Person, as the case may be, existing immediately prior to such construction, development, replacement, improvement, expansion or capital contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

“Capital Surplus” means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate, in such form (including in global form if permitted by applicable rules and regulations of the Depository Trust Company and its permitted successors and assigns) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for Common Units is attached as Exhibit A to this Agreement. The initial form of certificate approved by the General Partner for Series A Preferred Units is attached as Exhibit B to this Agreement. The initial form of certificate approved by the General Partner for Series B Preferred Units is attached as Exhibit C to this Agreement. The initial form of certificate approved by the General Partner for Series C Preferred Units is attached as Exhibit D to this Agreement.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of either of the following:

(a)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the General Partner or its Affiliates; or

(b)    the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in (a) above), other than the General Partner or its Affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Partnership’s voting interest, measured by voting power rather than number of Units.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 4.11(i)(vi); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Citizenship Eligible Holder” means a Limited Partner whose nationality, citizenship or other related status the General Partner determines, upon receipt of an Eligibility Certificate or other requested information, does not or would not create under any federal, state or local law or regulation to which a Group Member is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization, in which a Group Member has an interest.

“Claim” (as used in Section 7.12(g)) has the meaning given such term in Section 7.12(g).

“close of business” means 5:00 p.m., New York City time.

“Closing Date” means the first date on which Common Units were sold by the Partnership to the IPO Underwriters pursuant to the provisions of the IPO Underwriting Agreement.

“Closing Price” for any day, with respect to Limited Partner Interests of a particular class, means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the Fair Value of such Limited Partner Interests on such day as determined by the General Partner.

“Closing Sale Price” of Common Units (or any other security for which a Closing Sale Price must be determined) on any Trading Day means the closing sale price per Common Unit (or such other security, as the case may be) (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Units (or such other security as the case may be) listed. If Common Units (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” of our Common Units (or such other security, as the case may be) will be the last quoted bid price for Common Units (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization. If Common Units (or such other security, as the case may be) are not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for Common Units (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the General Partner for this purpose.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning given such term in Section 11.3(a).

“Commences Commercial Service” means the date upon which a Capital Improvement is first put into or commences commercial service by a Group Member following completion of construction, development, replacement, improvement or expansion and testing, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement.

“Common Unit Price” means (i) the amount of cash consideration per Common Unit, if the consideration to be received in the Change of Control by the holders of the Common Units is solely cash; and (ii) the average of the closing price for the Common Units on the NASDAQ Global Market (or other National Securities Exchange on which the Common Units are then trading) for the ten consecutive Trading Days immediately preceding, but not including the Series A Change of Control Conversion Date or the Series B Change of Control Conversion Date, as applicable, if the consideration to be received in the Change of Control by the holders of the Common Units is other than solely cash.

“Conflicts Committee” means a committee of the Board of Directors composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or any of its Affiliates, including any Group Member (excluding (i) Common Units and (ii) awards that are granted to such director in his or her capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership), unless the Board of Directors determines in good faith that such ownership interest would not be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee, and (d) is determined by the Board of Directors to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the Nasdaq Global Market).

“Construction Debt” means debt incurred to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions (including incremental Incentive Distributions) on Construction Equity.

“Construction Equity” means equity issued to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions (including incremental Incentive Distributions) on other Construction Equity. Construction Equity does not include equity issued in the Initial Public Offering.

“Construction Period” means the period beginning on the date that a Group Member enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member abandons or disposes of such Capital Improvement.

“Constructive Tax Ownership” means ownership of a Partnership Interest by a Person, whether held directly or indirectly (including by a nominee), and shall include Partnership Interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Tax Owner,” “Constructively Owns for Tax Purposes,” “Constructively Owning for Tax Purposes” and “Constructively Owned for Tax Purposes” shall have the correlative meanings.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of November 19, 2014, among Landmark, Fund A, Fund D, the Partnership, the General Partner, Landmark Infrastructure Operating Company LLC and Landmark Infrastructure Asset OpCo LLC, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Conversion Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Partnership to act as conversion agent for the Series C Preferred Units; provided, that if no Conversion Agent is specifically designated for the Series C Preferred Units, the General Partner shall act in such capacity. As of the date of this Agreement, the Partnership has appointed Computershare Trust Company, N.A. as the initial Conversion Agent.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xii).

“Current Market Price” means, as of any date for any class of Limited Partner Interests, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Daily VWAP” of the Common Units means on any Trading Day the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LMRK <EQUITY> AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30a.m. to 4:00p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the Market Value of one Common Unit on such Trading Day determined, using a volume-weighted average method to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after-hours or any other trading outside of the regular trading session.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

“Disposed of Adjusted Property” has the meaning given such term in Section 6.1(d)(xiii)(B).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligibility Certificate” means a certificate the General Partner may request a Limited Partner to execute as to such Limited Partner’s (or such Limited Partner’s Beneficial Owners’) federal income tax status or nationality, citizenship or other related status for the purpose of determining whether such Limited Partner is an Ineligible Holder.

“Eligibility Redemption Notice” has the meaning set forth in Section 4.10(a)(i).

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.9.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Event of Withdrawal” has the meaning given such term in Section 11.1(a).

“Excepted Holder” means any Person for whom an Excepted Holder Limit is created by the General Partner pursuant to Section 4.11(g).

“Excepted Holder Limit” means for each Excepted Holder the percentage limit established pursuant to Section 4.11(g), which limit is expressed as one or more percentages of the capital interest or profit interest in the Partnership or outstanding Partnership Interests, and may apply with respect to one or more outstanding classes or series of Partnership Interests or all classes or series of Partnership Interests in the aggregate.

“Excess Additional Book Basis” has the meaning given such term in the definition of “Additional Book Basis Derivative Items.”

“Excess Distribution” has the meaning given such term in Section 6.1(d)(iii)(A).

“Excess Distribution Unit” has the meaning given such term in Section 6.1(d)(iii)(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“ex-dividend date” means the first date on which Common Units trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question, from the Partnership or, if applicable, from the seller of the Common Units on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements. Expansion Capital Expenditures shall include interest (including periodic net payments under related interest rate swap agreements) and related fees paid during the Construction Period on Construction Debt. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“Expiration Date” has the meaning given such term in Section 18.11(d)(v).

“Fair Value” means, with respect to any Partnership Interest or other asset, the fair market value of such Partnership Interest or other asset that would be obtained in an arms’ length negotiated transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell. Without limiting the foregoing, except as otherwise provided in this Agreement, the Fair Value of any Partnership Interest will be determined the General Partner.

“First Amended and Restated Agreement” has the meaning given such term in the recitals.

“First Liquidation Target Amount” has the meaning given such term in Section 6.1(c)(i)(D).

“First Target Distribution” means $0.330625 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“Fund A” means Landmark Dividend Growth Fund – A LLC, a Delaware limited liability company.

“Fundamental Change” shall mean the occurrence of any of the following:

(a)      any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the General Partner, or its Affiliates, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total Outstanding voting Units, measured by voting power, including the right to appoint members to the Board of Directors, rather than the number of Units;

(b)      the Partnership consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) or any person consolidates with or merges with or into the Partnership, or the Partnership conveys, transfers, leases or otherwise disposes of all or substantially all of the Partnership’s consolidated assets to any Person, in one or a series of transactions (other than the General Partner or its Affiliates), other than:

(i)      any transaction pursuant to which the holders of Partnership Interests immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of units, including the right to appoint members to the applicable board of directors, of the continuing or surviving Person immediately after the transaction; or

(ii)      any merger solely for the purpose of changing the Partnership’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of Outstanding Common Units solely into common equity of the surviving entity;

(c)      the Board of Directors approves a plan of liquidation or dissolution; or

(d)      the Common Units cease to be listed on NASDAQ, The NASDAQ Global Market or another national securities exchange.

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred in the case of an event, transaction or series of related transactions described in clauses (a) and (b) immediately above if (X) at least 90% of the consideration for Common Units (excluding cash payments for fractional units and cash payments pursuant to dissenters’ appraisal rights) in such event, transaction or series of related transactions consists of common units or other common equity (including depositary receipts) traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) and (Y) as a result of such transaction or transactions Series C Preferred Units become convertible into such consideration. For the purposes of this definition of Fundamental Change, any event, transaction or series of related transactions that constitutes a Fundamental Change under both clause (a) and clause (b) immediately above will be deemed to constitute a Fundamental Change solely upon the occurrence of the applicable transaction under clause (b) of this definition of Fundamental Change.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Conversion Date” means the date set forth in the notice described in Section 18.11(g)(iv), which shall be no earlier than the 20th Trading Day following the date on which the Partnership gives such notice and no later than the 30th Trading Day following such notice.

“Fundamental Change Conversion Right” has the meaning given such term in Section 18.11(g)(i).

“Fundamental Change Conversion Period” has the meaning given such term in Section 18.11(g)(ii).

“Fund D” means Landmark Dividend Growth Fund – D LLC, a Delaware limited liability company.

“General Partner” means Landmark Infrastructure Partners GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case, as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates or currency exchange rates in their operations or financing activities and not for speculative purposes.

“Holder” means any of the following:

(a)      the General Partner who is the Record Holder of Registrable Securities;

(b)      any Affiliate of the General Partner who is the Record Holder of Registrable Securities (other than natural persons who are Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates);

(c)      any Person who has been the General Partner within the prior two years and who is the Record Holder of Registrable Securities;

(d)      any Person who has been an Affiliate of the General Partner within the prior two years and who is the Record Holder of Registrable Securities (other than natural persons who were Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates); and

(e)      a transferee and current Record Holder of Registrable Securities to whom the transferor of such Registrable Securities, who was a Holder at the time of such transfer, assigns its rights and obligations under this Agreement; provided such transferee agrees in writing to be bound by the terms of this Agreement and provides its name and address to the Partnership promptly upon such transfer.

“IDR Reset Common Units” has the meaning given such term in Section 5.11(a).

“IDR Reset Election” has the meaning given such term in Section 5.11(a).

“Incentive Distribution Right” means a Limited Partner Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest).

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.4(b)(iii), (iv) and (v).

“Incremental Income Taxes” has the meaning given such term in Section 6.9.

“Indemnified Persons” has the meaning given such term in Section 7.12(g).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.

“Ineligible Holder” means a Limited Partner who is not a Citizenship Eligible Holder.

“Initial Common Units” means the Common Units sold in the Initial Public Offering.

“Initial Distribution Threshold” has the meaning given such term in Section 18.11(d)(iv).

“Initial Public Offering” means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the IPO Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Common Units were first offered to the public for sale as set forth on the cover page of the IPO Prospectus or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) issuances of equity interests of any Group Member (including the Common Units sold to the IPO Underwriters in the Initial Public Offering) to anyone other than the Partnership Group; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) capital contributions received by a Group Member.

“IPO Prospectus” means the final prospectus relating to the Initial Public Offering dated November 13, 2014 and filed by the Partnership with the Commission pursuant to Rule 424 of the Securities Act on November 17, 2014.

“IPO Registration Statement” means the Registration Statement on Form S-11 (File No. 333-199221), as it has been amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“IPO Underwriter” means each Person named as an underwriter in Schedule I to the IPO Underwriting Agreement who purchased Common Units pursuant thereto.

“IPO Underwriting Agreement” means that certain Underwriting Agreement dated as of November 13, 2014 among the IPO Underwriters, Landmark, Fund A, Fund D, the Partnership, the General Partner and the Operating Company, providing for the purchase of Common Units by the IPO Underwriters.

“Junior Securities” means (i) the Common Units, and (ii) any other class or series of Partnership Interests established after the Series A Original Issue Date by the Board of Directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with Series A Preferred Units, Series B Preferred Units and Series C Units as to payment of distributions and amounts payable upon a liquidation event for the Partnership.

“Landmark” means Landmark Dividend LLC, a Delaware limited liability company.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Limited Partner” means, unless the context otherwise requires, each Person that is or becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means an equity interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Incentive Distribution Rights or other Partnership Interests or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (d) of the third sentence of Section 12.1, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected pursuant to Section 12.3 to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“lower tier partnership” has the meaning given such term in Section 6.1(d)(xiii)(D).

“Maintenance Capital Expenditure” means cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) by a Group Member made to maintain, over the long term, the operating capacity or operating income of the Partnership Group. For purposes of this definition, “long term” generally refers to a period of not less than twelve months.

“Make-Whole Premium” means the number of additional Common Units, if any, determined in accordance with Section 18.11(h).

“Market Disruption Event” means, (a) with respect to the definitions “Daily VWAP” and “Market Value,” (i) a failure by the National Securities Exchange on which the Common Units are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for the Common Units (or other security for which Market Value is required to be determined) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant National Securities Exchange or otherwise) in the Common Units or in any options, contracts or future contracts relating to the Common Units (or such other security) and (b) for all other purposes herein, if Common Units (or such other security, as the case may be) are listed for trading on a National Securities Exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in Common Units (or such other security, as the case may be) or in any options, contracts or futures contracts relating to Common Units (or such other security, as the case may be).

“Market Value” means the average of the Daily VWAP of Common Units for each day during a 10 consecutive Trading Day period ending immediately prior to the date of determination.

“Merger Agreement” has the meaning given such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.287500 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other asset reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other asset is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xiii).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xiii).

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.5(d) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Net Termination Loss” means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.5(b) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice” means a written request from a Holder pursuant to Section 7.12 which shall (a) specify the Registrable Securities intended to be registered, offered and sold by such Holder, (b) describe the nature or method of the proposed offer and sale of Registrable Securities, and (c) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Partnership to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.12.

“Notice of Election to Purchase” has the meaning given such term in Section 15.1(b).

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of November 19, 2014, among Landmark, Landmark Dividend Growth Fund – C LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – E LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – F LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – G LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – H LLC, a Delaware limited liability company, the Partnership, and the General Partner, as such agreement may be amended, supplemented or restated from time to time.

“open of business” means 9:00 a.m. (New York City time).

“Operating Company” means Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, and any successors thereto.

“Operating Expenditures” means all Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of employees, officers and directors of the General Partner, reimbursement of expenses of the General Partner and its Affiliates, cash interest expense, Maintenance Capital Expenditures, repayment of Working Capital Borrowings and payments made in the ordinary course of business under any Hedge Contracts, subject to the following:

(a)      repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b)      payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c)      Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) Series A Redemption Payments, (iv) payments made to Series A Holders to purchase or otherwise acquire Series A Preferred Units, (v) Series B Redemption Payments, (vi) payments made to Series B Holders to purchase or otherwise acquire Series B Preferred Units (vii) Series C Redemption Payments, (viii) payments to Series C Holders to purchase or otherwise acquire Series C Preferred Units, (ix) distributions to Partners, (x) repurchases of Partnership Interests, other than repurchases of Partnership Interests by the Partnership to satisfy obligations under employee benefit plans or reimbursement of expenses of the General Partner for purchases of Partnership Interests by the General Partner to satisfy obligations under employee benefit plans, or (xi) any other expenditures or payments using the proceeds of the Initial Public Offering as described under “Use of Proceeds” in the IPO Prospectus; and

(d)      (i) amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its scheduled settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a)      the sum of (i) $10.0 million, (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Hedge Contracts (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of cash distributions from Operating Surplus paid during the Construction Period (including incremental Incentive Distributions) on Construction Equity, less

(b)      the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures, and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.

“Option Closing Date” means December 18, 2014.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Partnership Register as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class, all Partnership Interests owned by or for the benefit of such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly or indirectly from a Person or Group described in clause (i), provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors.

“Over-Allotment Option” means the over-allotment option granted to the IPO Underwriters by the Partnership pursuant to the IPO Underwriting Agreement.

“Ownership Limit” means a nine and eight-tenths percent (9.8%) interest in either (i) the capital or profits of the Partnership, or (ii) any class or series of outstanding Partnership Interests (determined based on the value or number of Units of such class or series, whichever is more restrictive), including Common Units and Preferred Units. The number and value of outstanding

Partnership Interests shall be determined by the General Partner in good faith, which determination shall be conclusive for all purposes hereof.

“Parity Securities” means the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other class or series of Partnership Interests established after the Series C Original Issue Date by the Board of Directors, the terms of which class or series expressly provide that it ranks on parity with Series C Preferred Units as to payment of distributions and amounts payable upon a liquidation event for the Partnership.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Landmark Infrastructure Partners LP, a Delaware limited partnership.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” means any equity interest, including any class or series of equity interest, in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Register” means a register maintained on behalf of the Partnership by the General Partner, or, if the General Partner so determines, by the Transfer Agent as part of the Transfer Agent’s books and transfer records, with respect to each class of Partnership Interests in which all Record Holders and transfers of such class of Partnership Interests are registered or otherwise recorded.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for Series A Preferred Units, Series B Preferred Units and Series C Preferred Units, and its respective successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if a Paying Agent is not specifically designated for a class or series of Preferred Units, the General Partner shall act in such capacity for such class or series of Preferred Units.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means, as of any date of determination, (a) as to any Unitholder with respect to Units (other than Series A Preferred Units, Series B Preferred Units and Series C Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (other than Series A Preferred Units, Series B Preferred Units and Series C Preferred Units) held by such Unitholder by (B) the total number of Outstanding Units (other than Series A Preferred Units, Series B Preferred Units and Series C Preferred Units) and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right, the General Partner Interest, a Series A Preferred Unit, a Series B Preferred Unit and a Series C Preferred Unit shall, in each case, at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, estate, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning given such term in Section 14.1.

“Preferred Distributions” means Series A Distributions, Series B Distributions and Series C Distributions.

“Preferred Holder” means a Record Holder of Preferred Units.

“Preferred Units” means a Partnership Interest, designated as a “Preferred Unit,” including Series A Preferred Units, Series B Preferred Units and Series C Preferred Units, which entitles the holder thereof to a preference with respect to distributions over Junior Securities.

“Pro Rata” means (a) when used with respect to Units (other than Preferred Units) or any class thereof, apportioned among all designated Units (other than Preferred Units) in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder, (d) when used with respect to Preferred Units or any class or series thereof, apportioned among all such Preferred Units in accordance with the relative number or percentage of such Preferred Units, and (e) when used with respect to Holders who have requested to include Registrable Securities in a Registration Statement pursuant to Section 7.12(a) or 7.12(b), apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Notice relating to such request.

“Prohibited Owner” means, with respect to any purported transfer, any Person who, but for the provisions of Section 4.11(i), would Beneficially Own for Tax Purposes or Constructively Own for Tax Purposes Partnership Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Partnership Register as of the Partnership’s close of business on a particular Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Redemption Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Partnership to act as redemption agent for the Series C Preferred Units; provided, that if no Redemption Agent is specifically designated for the Series C Preferred Units, the General Partner shall act in such capacity. As of the date of this Agreement, the Partnership has appointed Computershare Trust Company, N.A. as the initial Redemption Agent.

“Reference Property” has the meaning given such term in Section 18.11(e).

“Registrable Security” means any Partnership Interest other than the General Partner Interest; provided, however, that any Registrable Security shall cease to be a Registrable Security: (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security may be disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); (c) when such Registrable Security is held by a Group Member; and (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under Section 7.12 of this Agreement have not been assigned to the transferee of such securities.

“Registration Statement” has the meaning given such term in Section 7.12(a) of this Agreement.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“REIT Qualification Date” means the effective date of the REIT Subsidiary’s election to be taxed as a REIT.

“REIT Subsidiary” means Landmark Infrastructure Inc., a Delaware corporation.

“Remaining Net Positive Adjustments” means, as of the end of any taxable period, (a) with respect to the Unitholders holding Common Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units as of the end of such period over (ii) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period and (b) with respect to the holders of Incentive Distribution Rights, the excess of (i) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (ii) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Reorganization Event” has the meaning given such term in Section 18.11(e).

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Reset MQD” has the meaning given such term in Section 5.11(e).

“Reset Notice” has the meaning given such term in Section 5.11(b).

“Restriction Termination Date” means the date on which the REIT Subsidiary’s board of directors and the Board determines that it is no longer in the best interest of the REIT Subsidiary and the Partnership for the REIT Subsidiary to qualify as a REIT or the Partnership ceases to own a REIT.

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.5(d).

“Second Liquidation Target Amount” has the meaning given such term in Section 6.1(c)(i)(E).

“Second Target Distribution” means $0.359375 per Unit per Quarter, subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.9.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures in Section 7.12 of this Agreement.

“Senior Securities” means any class or series of Partnership Interests established after the Series A Original Issue Date by the Board of Directors, the terms of which class or series expressly provide that it ranks senior to Series A Preferred Units, Series B Preferred Units and Series C Preferred Units as to payment of distributions and amounts payable upon a liquidation event for the Partnership.

“Series A Change of Control Conversion Date” has the meaning given such term in Section 16.11(a).

“Series A Change of Control Conversion Right” has the meaning given such term in Section 16.11(a).

“Series A Common Unit Conversion Consideration” has the meaning given such term in Section 16.11(a).

“Series A Conversion Common Units” means Common Units issued upon conversion of Series A Preferred Units pursuant to Section 16.11(a).

“Series A Conversion Ratio” has the meaning given such term in Section 16.11(c).

“Series A Distribution Payment Date” means the 15th day of January, April, July and October of each year, commencing on July 15, 2016; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means a rate equal to 8.00% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.

“Series A Distribution Record Date” has the meaning given such term in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Holder” means a Record Holder of Series A Preferred Units.

“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series A Original Issue Date” means April 4, 2016.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Redemption Date” has the meaning given such term in Section 16.5(a).

“Series A Redemption Notice” has the meaning given such term in Section 16.5(b).

“Series A Redemption Price” has the meaning given such term in Section 16.5(a).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.5.

“Series A Unit Cap” has the meaning given such term in Section 16.11(c).

“Series B Change of Control Conversion Date” has the meaning given such term in Section 17.11(a).

“Series B Change of Control Conversion Right” has the meaning given such term in Section 17.11(a).

“Series B Common Unit Conversion Consideration” has the meaning given such term in Section 17.11(a).

“Series B Conversion Common Units” means Common Units issued upon conversion of Series B Preferred Units pursuant to Section 17.11(a).

“Series B Conversion Ratio” has the meaning given such term in Section 17.11(c).

“Series B Distribution Payment Date” means the 15th day of February, May, August and November of each year, commencing on November 15, 2016; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series B Distribution Period” means a period of time from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means a rate equal to 7.90% per annum of the Stated Series B Liquidation Preference per Series B Preferred Unit.

“Series B Distribution Record Date” has the meaning given such term in Section 17.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 17.3.

“Series B Holder” means a Record Holder of Series B Preferred Units.

“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series B Original Issue Date” means August 8, 2016.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVII.

“Series B Redemption Date” has the meaning given such term in Section 17.5(a).

“Series B Redemption Notice” has the meaning given such term in Section 17.5(b).

“Series B Redemption Price” has the meaning given such term in Section 17.5(a).

“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 17.5.

“Series B Unit Cap” has the meaning given such term in Section 17.11(c).

“Series C Common Unit Delivery Obligation” has the meaning given such term in Section 18.13(i).

“Series C Conversion Date” has the meaning given such term in Section 18.11(a)(iii)(B).

“Series C Conversion Price” means, as of any date, the Series C Liquidation Preference of a Series C Preferred Unit divided by the then applicable Series C Conversion Rate.

“Series C Conversion Rate” means initially 1.3017 Common Units per $25.00 Series C Liquidation Preference, subject to adjustment in certain events as set forth in Article XVIII.

“Series C Designated Redemption Date” has the meaning given such term in Section 18.13(a).

“Series C Distribution Determination Date” means the second London Business Day prior to the beginning of the applicable distribution period.

“Series C Distribution Payment Date” means the 15th day of February, May, August and November of each year, commencing on May 15, 2018; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series C Distribution Period” means a period of time from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to but excluding the next Series C Distribution Payment Date for such Series C Distribution Period.

“Series C Distribution Rate” means an annual rate equal to:

(i) during the Series C Floating Rate Period, a percentage of the Series C Liquidation Preference equal to the greater of (x) 7.00% per annum and (y) the sum of (1) Three-Month LIBOR, as calculated on each applicable Series C Distribution Determination Date and (2) 4.698% per annum, and

(ii) during the Series C Fixed Rate Period, 9.00% of the Series C Liquidation Preference;

Subject, in each case, to further adjustment pursuant to Section 18.13(f).

“Series C Distribution Record Date” has the meaning given such term in Section 18.3(b).

“Series C Distributions” means distributions with respect to Series C Preferred Units pursuant to Section 18.3.

“Series C Fixed Rate Period” means the period from and including May 15, 2025 and thereafter until such time as all of the Outstanding Series C Preferred Units are redeemed or converted in accordance with Sections 18.5, 18.11, 18.12 and 18.13.

“Series C Floating Rate Period” means the period from and including the Series C Original Issue Date to, but excluding, May 15, 2025.

“Series C Holder” means a Record Holder of Series C Preferred Units.

“Series C Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to $25.00 per unit, which liquidation preference shall be subject to increase by the per Series C Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series C Holder Redemption Notice” has the meaning given such term in Section 18.13(b).

“Series C Original Issue Date” means April 2, 2018.

“Series C Payments” means, collectively, Series C Distributions and Series C Redemption Payments.

“Series C Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVIII.

“Series C Put Redemption Price” has the meaning given such term in Section 18.13(a).

“Series C Redemption Date” has the meaning given such term in Section 18.5(a).

“Series C Redemption Notice” has the meaning given such term in Section 18.5(b).

“Series C Redemption Price” has the meaning given such term in Section 18.5(a).

“Series C Redemption Payments” means payments to be made to the holders of Series C Preferred Units to redeem Series C Preferred Units in accordance with Sections 18.5, 18.12 and 18.13.

“Series C Redemption Right” has the meaning given such term in Section 18.13(a).

“Series C Redemption Value” means the average of the Daily VWAP of Common Units for each day during the twenty consecutive Trading Day period ending immediately prior to the second Trading Day prior to the Series C Designated Redemption Date.

“Series C Target Redemption Date” has the meaning given such term in Section 18.13(f).

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Common Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Stated Preferred Unit Liquidation Preference” means (a) when used with respect to a Series A Preferred Unit, the Stated Series A Liquidation Preference, (b) when used with respect to a Series B Preferred Unit, the Stated Series B Liquidation Preference and (c) when used with respect to a Series C Preferred Unit, the Stated Series C Liquidation Preference.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Stated Series C Liquidation Preference” means an amount equal to $25.00 per Series C Preferred Unit.

“Series C Ten-Year Anniversary Date” has the meaning given such term in Section 18.13(a).

“Subordinated Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Subordinated Units in the Third Amended and Restated Agreement, the Second Amended and Restated Agreement and the First Amended and Restated Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning given such term in Section 14.2(b).

“Target Distributions” means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

“Tendered Series C Units” has the meaning given such term in Section 18.13(f).

“Third Target Distribution” means $0.431250 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on the display designated on the Reuters Screen LIBOR01 Page (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Series C Distribution Determination Date, provided that:

(1)      If no offered rate appears on the Reuters screen page on the relevant Series C Distribution Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Partnership, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(2)      Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series C Distribution Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable distribution period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(3)      Otherwise, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate Three-Month LIBOR or any of the foregoing lending rates, shall determine Three-Month LIBOR for the applicable distribution period in its sole discretion.

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed; provided that for purposes of Article XVIII (and related definitions), “Trading Day” means a day during which (i) for purposes of determining the Closing Sale Price there is no Market Disruption Event and (ii) trading in securities generally occurs on The Nasdaq Global Market or, if Common Units are not listed on The Nasdaq Global Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which Common Units are listed or, if Common Units are not listed on a U.S. national or regional securities exchange, then on the principal other market on which Common Units are then traded or quoted.

“Transaction Documents” has the meaning given such term in Section 7.1(b).

“transfer” has the meaning given such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided, however, that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Trust” means any trust for the exclusive benefit of one or more Charitable Beneficiaries, as provided for in Section 4.11(a)(ii).

“Trustee” means the Person unaffiliated with the Partnership and a Prohibited Owner, that is appointed by the Partnership to serve as trustee of the Trust.

“Underwritten Offering” means (a) an offering pursuant to a Registration Statement in which Partnership Interests are sold to an underwriter on a firm commitment basis for reoffering to the public (other than the Initial Public Offering), (b) an offering of Partnership Interests pursuant to a Registration Statement that is a “bought deal” with one or more investment banks, and (c) an “at-the-market” offering pursuant to a Registration Statement in which Partnership Interests are sold to the public through one or more investment banks or managers on a best efforts basis.

“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Common Units, Series A Preferred Units, Series B Preferred Units and Series C Preferred Units but shall not include the (i) General Partner Interest or (ii) Incentive Distribution Rights.

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unitholders” means the Record Holders of Units.

“Unpaid MQD” has the meaning given such term in Section 6.1(c)(i)(B).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement from time to time.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Valuation Period” has the meaning given such term in Section 18.11(d)(iii).

“Withdrawal Opinion of Counsel” has the meaning given such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

Section 1.2      Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1      Formation. The General Partner and the original Limited Partners have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner hereby amends and restates the Third Amended and Restated Agreement in its entirety, pursuant to Section 13.1 thereof (including Sections 13.1(d) and 13.1(g) thereof). This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2      Name. The name of the Partnership shall be “Landmark Infrastructure Partners LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” the letters “LP,” “L.P.” or “Ltd.,” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners following such change.

Section 2.3      Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 160 Greentree Drive, #101, Dover, Delaware 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be National Registered Agents, Inc. The principal office of the Partnership shall be located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4      Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.

Section 2.5      Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6      Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII.

The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.7      Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership (or a Subsidiary) as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1      Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2      Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3      Rights of Limited Partners.

(a)      Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense, to obtain:

(i)      from the General Partner either (A) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor rule or regulation under the Securities Act) (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website);

(ii)      a current list of the name and last known business, residence or mailing address of each Partner; and

(iii)      a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

(b)      To the fullest extent permitted by law, the rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in the Partnership hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners or interest holders to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).

(c)      The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation, or by agreement with any third party, to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

(d)      Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP

INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1      Certificates. Record Holders of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Partnership Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Partnership Register. Subject to Section 16.2 with respect to Series A Preferred Units, subject to Section 17.2 with respect to Series B Preferred Units and subject to Section 18.2 with respect to Series C Preferred Units, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests or Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President or Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.8(f). The signatures of such officers upon a Certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such Certificate shall have ceased to be such officer before such Certificate is issued, it may be issued by the Partnership with the same effect as if he or she were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests or Derivative Partnership Interests, no Certificate for such class of Partnership Interests or Derivative Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests or Derivative Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests or Derivative Partnership Interests, as the case may be, have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests or Derivative Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests or Derivative Partnership Interests, as the case may be, will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

Section 4.2      Mutilated, Destroyed, Lost or Stolen Certificates.

(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

(b)    The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

(i)      makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)      requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)      if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)      satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)      As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3      Record Holders.

The names and addresses of Unitholders as they appear in the Partnership Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent provided herein, including Section 10.1(c).

Section 4.4      Transfer Generally.

(a)      The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns all or a part of such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)      No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect any such transfer or purported transfer.

(c)      Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.

Section 4.5      Registration and Transfer of Limited Partner Interests.

(a)      The General Partner shall maintain, or cause to be maintained by the Transfer Agent in whole or in part, the Partnership Register on behalf of the Partnership.

(b)      The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are duly endorsed and surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Partnership Register.

(c)      Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Partnership Register.

(d)      Except as provided in Section 4.9, by acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Partnership Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement, (iv) shall be deemed to make the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person and (v) shall be deemed to certify that the transferee is not an Ineligible Holder. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(e)      Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) Section 4.9, (v) Section 4.11, and (vi) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.

(f)      The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

Section 4.6      Transfer of the General Partner’s General Partner Interest.

(a)      Subject to Section 4.6(c) below, prior to December 31, 2024, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a Unit Majority (excluding Common Units owned by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b)      Subject to Section 4.6(c) below, on or after December 31, 2024, the General Partner may transfer all or any part of its General Partner Interest without the approval of any Limited Partner or any other Person.

(c)      Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest owned by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7      Transfer of Incentive Distribution Rights. The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without the approval of any Limited Partner or any other Person.

Section 4.8      Restrictions on Transfers.

(a)      Except as provided in Section 4.8(e), notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

(b)      The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)      The transfer of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall be subject to the restrictions imposed by Section 6.8(b) and 6.8(c).

(d)      [Reserved].

(e)      Except for Section 4.9, nothing in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(f)      Each Certificate evidencing any Series A Preferred Units, Series B Preferred Units or Series C Preferred Units shall bear a conspicuous legend in substantially the form set forth in the penultimate paragraph of the forms of Certificate attached hereto as Exhibits B and C, respectively, and each Certificate evidencing any other Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.9      Eligibility Certificates; Ineligible Holders.

(a)    The General Partner may upon demand or on a regular basis require Limited Partners, and transferees of Limited Partner Interests in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Ineligible Holders.

(b)      If any Limited Partner or any transferee of Limited Partner Interests (or their respective Beneficial Owners) fails to furnish to the General Partner within 30 days of its request an Eligibility Certificate and other information related thereto, or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner or a transferee of a Limited Partner is an Ineligible Holder, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10 or the General Partner may refuse to effect the transfer of the Limited Partner Interests to such transferee. In addition, the General Partner shall be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests.

(c)      The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

(d)      Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Holder of its Limited Partner Interest (representing the right to receive its share of such distribution in kind).

(e)      At any time after an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.10, such Ineligible Holder upon approval of the General Partner, shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Limited Partner Interests.

(f)      If at any time a transferee of a Partnership Interest fails to furnish an Eligibility Certificate or any other information requested by the General Partner pursuant to Section 4.9 within 30 days of such request, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that such transferee is an Ineligible Holder, the Partnership may, unless the transferee establishes to the satisfaction of the General Partner that such transferee is not an Ineligible Holder, prohibit and void the transfer, including by placing a stop order with the Transfer Agent.

Section 4.10      Redemption of Partnership Interests of Ineligible Holders.

(a)      If at any time a Limited Partner fails to furnish an Eligibility Certificate or any other information requested within the period of time specified in Section 4.9, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his Limited Partner Interests to a Person who is not an Ineligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i)      The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner (“Eligibility Redemption Notice”), at such Limited Partner’s last address designated in the Partnership Register or on the records of the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which such Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)      The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)      The Limited Partner or such Limited Partner’s duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the Eligibility Redemption Notice on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or transferee at the place specified in the Eligibility Redemption Notice, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)      After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)      The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee, agent or representative of a Person determined to be an Ineligible Holder.

(c)      Nothing in this Section 4.10 shall prevent the recipient of an Eligibility Redemption Notice from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement and the transferor provides notice of such transfer to the General Partner. Upon receipt of notice of such a transfer, the General Partner shall withdraw the Eligibility Redemption Notice, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that such transferee is not an Ineligible Holder. If the transferee fails to make such certification within 30 days after the request and, in any event, before the redemption date, such redemption shall be effected from the transferee on the original redemption date.

Section 4.11     REIT Ownership Restrictions.

(a)      Ownership Limitations. During the period commencing on the REIT Qualification Date and prior to the Restriction Termination Date:

(i)      Basic Restrictions.

(A)	No Person, other than an Excepted Holder, shall Beneficially Own for Tax Purposes or Constructively Own for Tax Purposes Partnership Interests in excess of the Ownership Limit, and no Excepted Holder shall Beneficially Own for Tax Purposes or Constructively Own for Tax Purposes Partnership Interests in excess of the applicable Excepted Holder Limit for such Excepted Holder.

(B)	No Person shall Beneficially Own for Tax Purposes or Constructively Own for Tax Purposes Partnership Interests to the extent that such Beneficial Tax Ownership or Constructive Tax Ownership would result in the REIT Subsidiary being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT (including Beneficial Tax Ownership or Constructive Tax Ownership that would result in the REIT Subsidiary owning (actually or Constructively Owned for Tax Purposes) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii)      Transfer in Trust. If any transfer of Partnership Interests occurs which, if effective, would result in any Person Beneficially Owning for Tax Purposes or Constructively Owning for Tax Purposes Partnership Interests in violation of Section 4.11(a)(i)(A) or (B):

(A)

then the Partnership Interests, the Beneficial Tax Ownership or Constructive Tax Ownership of which otherwise would cause such Person to violate Section 4.11(a)(i)(A) or (B), shall be automatically transferred to a Trust for the exclusive benefit of one or more Charitable Beneficiaries, as described in Section 4.11(i), effective as of the close of business on the Business Day prior to the date of such purported transfer to the Prohibited Owner, and such Person shall acquire no rights in such Partnership Interests; and

(B)	if the transfer to the Trust described in Section 4.11(a)(ii)(A) would not be effective for any reason to prevent the violation of Section 4.11(a)(i)(A) or (B), then the transfer of the Partnership Interests that otherwise would cause any Person to violate Section 4.11(a)(i)(A) or (B) shall be null and void ab initio, and the intended transferee shall acquire no rights in such Partnership Interests.

(C)	In determining which Partnership Interests are to be transferred to a Trust in accordance with this Section 4.11(a)(ii) and Section 4.11(i), Partnership Interests shall be so transferred to a Trust in such manner as minimizes the aggregate value of the Partnership Interests that are transferred to the Trust (except as provided in Section 4.11(f)) and, to the extent not inconsistent therewith, on a pro rata basis.

(D)	To the extent that, upon a transfer of Partnership Interests pursuant to this Section 4.11(a)(ii), a violation of any provision of Section 4.11(a)(i) would nonetheless be continuing, then Partnership Interests shall be transferred to that number of Trusts, each having a Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 4.11(a)(i).

(b)      Remedies for Breach. If the General Partner shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of Section 4.11(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Tax Ownership or Constructive Tax Ownership of any Partnership Interests in violation of Section 4.11(a)(i) (whether or not such violation is intended), the General Partner shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including refusing to give effect to such transfer pursuant to this Agreement or in the records of the Partnership, or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of Section 4.11(a)(i) shall automatically result in the transfer to the Trust described above, and, where applicable, such transfer (or other event) shall be null and void ab initio as provided above irrespective of any action (or non-action) by the General Partner.

(c)      Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Tax Ownership or Constructive Tax Ownership of Partnership Interests that will or may violate Section 4.11(a)(i) or any Person who would have owned Partnership Interests that resulted in a transfer to the Trust pursuant to the provisions of Section 4.11(a)(ii) shall immediately give written notice to the Partnership of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Partnership such other information as the Partnership may request in order to determine the effect, if any, of such transfer on the REIT Subsidiary’s status as a REIT.

(d)      Owners Required to Provide Information. From the REIT Qualification Date and prior to the Restriction Termination Date, each Partner, each Beneficial Tax Owner, each Constructive Tax Owner and each Person (including the unitholder of record) who is holding Partnership Interests for an actual owner, Beneficial Tax Owner or Constructive Tax Owner, shall promptly provide to the Partnership such information as the General Partner may reasonably request in order to determine the REIT Subsidiary’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

(e)      Remedies Not Limited. Nothing contained in this Section 4.11 shall limit the authority of the General Partner to take such other action as it deems necessary or advisable to protect the REIT Subsidiary’s status as a REIT or to assist the Partnership, the REIT Subsidiary and their owners in preserving the REIT Subsidiary’s status as a REIT.

(f)      Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.11, or any definition contained in this Agreement, the General Partner shall have the power to determine the application of the provisions of this Section 4.11 or any such definition with respect to any situation based on the facts known to it. If a Person would have (but for the remedies set forth in this Section 4.11) acquired Beneficial Tax Ownership or Constructive Tax Ownership of Partnership Interests in violation of Section 4.11(a), such remedies (as applicable) shall apply first to the Partnership Interests which, but for such remedies, would have been actually owned by such Person, and second to Partnership Interests which, but for such remedies, would have been Beneficially Owned for Tax Purposes or Constructively Owned for Tax Purposes (but not actually owned) by such Person, pro rata among the Persons who actually own such Partnership Interests based upon the relative number of the Partnership Interests held by each such Person.

(g)      Exceptions and Cooperation. The General Partner, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the limits set forth in Section 4.11(a)(i)(A), or may establish or increase an Excepted Holder Limit for such Person, if the General Partner determines, based on such representations and undertakings from such Person to the extent required by the General Partner and as are reasonably necessary to ascertain, that such exemption will not cause such Person to violate Section 4.11(a)(i)(B).

(h)      Legend. Each certificate representing Partnership Interests shall bear substantially the following legend, in addition to any other legends required by this Agreement, applicable law or otherwise deemed appropriate by the General Partner in its sole discretion:

“THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL TAX OWNERSHIP AND CONSTRUCTIVE TAX OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE

REIT SUBSIDIARY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE PARTNERSHIP’S [FOURTH] AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”), (I) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES IN EXCESS OF A 9.8% INTEREST IN THE PARTNERSHIP’S CAPITAL OR PROFITS OR IN ANY CLASS OR SERIES OF OUTSTANDING PARTNERSHIP INTERESTS (DETERMINED BASED ON THE VALUE OR NUMBER OF UNITS OF SUCH CLASS OR SERIES, WHICHEVER IS MORE RESTRICTIVE) UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE SUCH EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) AND (II) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES PARTNERSHIP INTERESTS THAT WOULD RESULT IN THE REIT SUBSIDIARY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE REIT SUBSIDIARY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO BENEFICIALLY OWNS FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES OR ATTEMPTS TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE PARTNERSHIP. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE PARTNERSHIP INTERESTS, OR A PORTION THEREOF, REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THEN SOLD BY THE TRUSTEE OR REDEEMED BY THE PARTNERSHIP. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND

HAVE THE MEANINGS DEFINED IN PARTNERSHIP AGREEMENT, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF PARTNERSHIP INTERESTS ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE PARTNERSHIP AT ITS PRINCIPAL OFFICE.”

(i)        Transfer of Partnership Interests in Trust.

(i)     Ownership in Trust. Upon any purported transfer or other event described in Section 4.11(a)(ii) that would result in a transfer of Partnership Interests to a Trust, such Partnership Interests shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported transfer or other event that results in the transfer to the Trust pursuant to Section 4.11(a)(ii). The General Partner shall establish the Trust, and the Trustee shall be appointed by the General Partner and shall be a Person unaffiliated with the Partnership and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the General Partner as provided in Section 4.11(i)(vi).

(ii)     Status of Partnership Interests Held by the Trustee. Partnership Interests held by the Trustee shall be issued and outstanding Partnership Interests. The Prohibited Owner shall have no rights in Partnership Interests held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Partnership Interests held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Partnership Interests held in the Trust.

(iii)     Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Partnership Interests held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Partnership that the Partnership Interests have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Partnership Interests held in the Trust and, subject to Delaware law, effective as of the date that the Partnership Interests have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Partnership that the Partnership Interests have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Partnership has already taken irreversible limited partnership action in connection with such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4.11, until the Partnership has received notification that Partnership Interests have been transferred into a Trust, the Partnership shall be entitled to rely on its Partnership Interest transfer and other records for purposes of determining Partners entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Partners.

(iv)     Sale of Partnership Interests by Trustee. Within twenty (20) days of receiving notice from the General Partner that Partnership Interests have been transferred to the Trust, and unless the General Partner first provides notice to the Trustee of its intention to cause the Partnership to purchase such Partnership Interests pursuant to Section 4.11(i)(v), the Trustee shall sell the Partnership Interests held in the Trust to a Person or Persons, designated by the Trustee, who is not a Prohibited Owner. Such Partnership Interests shall be sold for such consideration and on such other terms as the General Partner determines in its sole discretion. Upon such sale, the interest of the Charitable Beneficiary in the Partnership Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.11(i)(iv). The Prohibited Owner shall receive an amount equal to (1) the lesser of (x) the price paid by the Prohibited Owner for the Partnership Interests or, if the Prohibited Owner did not give value for the Partnership Interests in connection with the event causing the Partnership Interests to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Fair Value of the Partnership Interests on the day of the event causing the Partnership Interests to be held in the Trust and (y) the price received by the Trustee (net of any commissions and other expenses of sale, including costs and expenses incurred by the Partnership) from the sale or other disposition of the Partnership Interests held in the Trust, less (2) the aggregate amount of all of the Partnership’s expenses in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership and the General Partner), which the Trustee will pay to the Partnership prior to any distribution of funds to the Prohibited Owner. The Trustee may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.11(i)(iii). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Partnership that Partnership Interests have been transferred to the Trustee, such Partnership Interests are transferred by a Prohibited Owner, then (i) such Partnership Interests shall be deemed to have been transferred on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Partnership Interests that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.11(i)(iv), such excess shall be paid to the Trustee upon demand.

(v)     Purchase Right in Partnership Interests Transferred to the Trustee. Partnership Interests transferred to the Trustee shall be deemed to have been offered for sale to the Partnership, or its designee, at a price equal to (1) the lesser of (x) the price in the transaction that resulted in such transfer to the Trust or, in the event value was not given in the transaction that resulted in such transfer (e.g., in the case of a gift, devise or other such transaction), the Fair Value of the Partnership Interests at the time of such transaction and (y) the Fair Value of the Partnership Interests on the date the Partnership, or its designee, accepts such offer, less (2) the aggregate amount of all of the

Partnership’s expenses in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership and the General Partner), which the Trustee will pay to the Partnership prior to any distribution of funds to the Prohibited Owner. The Partnership may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.11(i)(iii). The Partnership, or its designee, shall pay the amount of any such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Partnership, or its designee, shall have the right to accept such offer until the Trustee has sold the Partnership Interests held in the Trust pursuant to Section 4.11(i)(iv). Upon such a sale to the Partnership or its designee, the interest of the Charitable Beneficiary in the Partnership Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale, after the deductions contemplated above, to the Prohibited Owner.

(vi)     Designation of Charitable Beneficiaries. By written notice to the Trustee, the General Partner shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Partnership Interests held in the Trust would not violate the restrictions set forth in Section 4.11(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(vii)     Facilitating Amendments at General Partner’s Discretion. Notwithstanding anything to the contrary in this Agreement, in the event of any transfers to or by a Trust in accordance with this Section 4.11(i), the General Partner shall be entitled, in its sole discretion and without the consent or agreement of any other Partner, to make such amendments to this Agreement as it deems necessary from time to time in order to reflect that the Trust(s) or any subsequent transferees may not assume all of the obligations attaching to the subject Partnership Interests.

(j)      Enforcement. The Partnership is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.11.

(k)      Stock Exchange Transactions. Nothing in this Section 4.11 shall preclude the settlement of any transaction entered into through the facilities of the NASDAQ Global Market or any other applicable national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.11 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.11.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1      Reserved.

Section 5.2      Reserved.

Section 5.3     Contributions by Partners. Each Partner has contributed to the Partnership the cash or other property (if any) as set forth in the books and records of the Partnership. No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

Section 5.4     Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5      Capital Accounts.

(a)      The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). As of the Closing Date, the initial Capital Account balance attributable to the Common Units issued to each of Landmark, Fund A and Fund D equaled the product of the number of Common Units issued to Landmark, Fund A and Fund D, respectively, in connection with the Initial Public Offering and the Initial Unit Price for each such Common Unit (and the initial Capital Account balance attributable to each such Common Unit shall equal its Initial Unit Price). As of the Closing Date, the initial Capital Account balance attributable to the Common Units issued to the IPO Underwriters equaled the product of the number of Common Units so issued to the IPO Underwriters and the Initial Unit Price for each Common Unit (and the initial Capital Account balance attributable to each such Common Unit shall equal its Initial Unit Price). The initial Capital Account attributable to the General Partner Interest and the Incentive Distribution Rights was zero. The initial Capital Account attributable to a Series A Preferred Unit shall be the Stated Series A Liquidation Preference, irrespective of the amount paid by such holder for such Series A Preferred Unit. The initial Capital Account attributable to a Series B Preferred Unit shall be the Stated Series B Liquidation Preference, irrespective of the amount paid by such holder for such Series B Preferred Unit. The initial Capital Account attributable to a Series C Preferred Unit shall be the Stated Series C Liquidation Preference, irrespective of the amount paid by such holder for such Series C Preferred Unit. Thereafter, the Capital Account shall in respect of each such Partnership Interest be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest, and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest, and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b)      For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

(i)      Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership or disregarded entity for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership or disregarded entity for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii)      All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii)      Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv)      In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.5(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain, and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

(v)      Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(vi)      An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

(vii)      In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(viii)      The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)        (i)       Except as otherwise provided in this Section 5.5(c), a transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)    Subject to Section 6.8(b), immediately prior to the transfer of an IDR Reset Common Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained IDR Reset Common Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred IDR Reset Common Units will have a balance equal to the amount allocated under clause (A) above.

(d)        (i)       In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the issuance of a Noncompensatory Option (including the conversion of a Series A Preferred Unit in accordance with Section 16.11, the conversion of a Series B Preferred Unit in accordance with Section 17.11 and the conversion of a Series C Preferred Unit in accordance with Section 18.11), the issuance of IDR Reset Common Units pursuant to Section 5.11, or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of each Partner and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated among the Partners at such time pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a Revaluation Event described in this Section 5.5(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time, and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(ii)      In accordance with Treasury Regulation Section 1.704- 1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated among the Partners, at such time, pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

Section 5.6      Issuances of Additional Partnership Interests.

(a)      Subject to any approvals required by Series A Holders pursuant to Section 16.4(b) and Section 16.4(c), Series B Holders pursuant to Section 17.4(b) and Section 17.4(c) and Series C Holders pursuant to Section 18.4(b) and Section 18.4(c), the Partnership may issue additional Partnership Interests and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)      Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to, or pari passu with, existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c)      The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.6, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.11, (iv) reflecting admission of such additional Limited Partners in the Partnership Register as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests and Derivative Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests or Derivative Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or Derivative Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

(d)    No fractional Units shall be issued by the Partnership.

Section 5.7    [Reserved]

Section 5.8    Limited Preemptive Right. Except as provided in this Section 5.8 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. Other than with respect to the issuance of Partnership Interests in connection with the Initial Public Offering, the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

Section 5.9    Splits and Combinations.

(a)    Subject to Section 5.9(e), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Interests (other than Series A Preferred Units, Series B Preferred Units and Series C Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including those based on the Stated Series A Unit Liquidation Preference, the Stated Series B Unit Liquidation Preference or the Stated Series C Unit Liquidation Preference) or stated as a number of Units are proportionately adjusted.

(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision, combination or conversion of Units. If a distribution, subdivision, combination or conversion of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).

Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V, Article XVI or Article XVII shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

Section 5.11    Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

(a)    Subject to the provisions of this Section 5.11, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when the Partnership has made a distribution pursuant to Section 6.4(b)(v) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the “IDR Reset Election”) to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Common Units (the “IDR Reset Common Units”) derived by dividing (i) the average amount of the aggregate cash distributions made by the Partnership for the two full Quarters immediately preceding the giving of the Reset Notice in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Common Units determined by such quotient is referred to herein as the “Aggregate Quantity of IDR Reset Common Units”). If at the time of any IDR Reset Election the General Partner and its Affiliates are not the holders of a majority in interest of the Incentive Distribution Rights, then the IDR Reset Election shall be subject to the prior written concurrence of the General Partner that the conditions described in the immediately preceding sentence have been satisfied. The making of the IDR Reset Election in the manner specified in this Section 5.11 shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive IDR Reset Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders other than as set forth in this Section 5.11(a), at the time specified in Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).

(b)    To exercise the right specified in Section 5.11(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership’s determination of the Aggregate Quantity of IDR Reset Common Units that each holder of Incentive Distribution Rights will be entitled to receive.

(c)    The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of IDR Reset Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such IDR Reset Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

(d)    If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the IDR Reset Common Units to be issued pursuant to this Section 5.11 on or before the 30th calendar day following the Partnership’s receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership’s receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Interests into Common Units within not more than 12 months following the Partnership’s receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

(e)    The Minimum Quarterly Distribution and the Target Distributions shall be adjusted at the time of the issuance of IDR Reset Common Units or other Partnership Interests pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Partnership’s receipt of the Reset Notice (the “Reset MQD”), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

(f)    Upon the issuance of IDR Reset Common Units pursuant to Section 5.11(a), the Capital Account maintained with respect to the Incentive Distribution Rights will (i) first, be allocated to IDR Reset Common Units in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an Initial Common Unit, and (ii) second, as to any remaining balance in such Capital Account, be retained by the holder of the Incentive Distribution Rights. If there is not sufficient capital associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.11(f), the IDR Reset Common Units shall be subject to Sections 6.1(d)(xi)(B) and (C).

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein below.

(a)    Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated:

(i)    First, to the Unitholders (other than Preferred Holders in respect of their Preferred Units) to which Net Loss has been allocated pursuant to Section 6.1(b), in proportion and in reverse order to the allocations of Net Loss in Section 6.1(b), until the aggregate amount of Net Income allocated pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated pursuant to Section 6.1(b) for all previous taxable periods; and

(ii)    Thereafter, to the Unitholders (other than to Preferred Holders in respect of their Preferred Units), Pro Rata.

(b)    Net Loss. After giving effect to the special allocations set forth in Section 6.1(d), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated as follows:

(i)    First, to the Unitholders holding Common Units, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(ii)    Second, to all Preferred Holders, Pro Rata, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero.

(c)    Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing

Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i)    Subject to the provisions set forth in the last sentence of this Section 6.1(c)(i), Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:

(A)    First, to each Unitholder (other than to Preferred Holders in respect of their Preferred Units) having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Unitholders, until each such Unitholder has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

(B)    Second, to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”);

(C)    [Reserved];

(D)    Third, to all Unitholders (other than to Preferred Holders in respect of their Preferred Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, and (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(b)(ii) for such period (the sum of subclauses (1), (2), (3) and (4) is hereinafter referred to as the “First Liquidation Target Amount”);

(E)    Fourth, 15% to the holders of the Incentive Distribution Rights, Pro Rata, and 85% to all Unitholders (other than to Preferred Holders in respect of their Preferred Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(b)(iii) for such period

(the sum of subclauses (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

(F)    Fifth, 25% to the holders of the Incentive Distribution Rights, Pro Rata, and 75% to all Unitholders (other than to Preferred Holders in respect of their Preferred Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(b)(iv) for such period; and

(G)    Finally, 50% to the holders of the Incentive Distribution Rights, Pro Rata, and 50% to all Unitholders (other than to Preferred Holders in respect of their Preferred Units), Pro Rata.

Notwithstanding the foregoing provisions in this Section 6.1(c)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (i) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(c)(i) if the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event and the Carrying Value of each Partnership property were equal to zero.

(ii)    Net Termination Loss shall be allocated:

(A)    First, to all Unitholders holding Common Units, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(B)    Second, to all Preferred Holders, Pro Rata, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero.

(d)       Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:

(i)    Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital

Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) and other than an allocation pursuant to Section 6.1(d)(i), Section 6.1(d)(vi) and Section 6.1(d)(vii) with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)    Priority Allocations.

  (A)    If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4 or with respect to Preferred Units) with respect to a Unit for a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit within the same taxable period (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

  (B)    After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable period.

(iv)     Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation

Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v)    Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

(vi)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Unitholders Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

(vii)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated as determined by the General Partner in accordance with any method permitted under Treasury Regulation Section 1.752-3(a)(3).

(ix)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)    Preferred Unit Allocations.

(A)    Income of the Partnership attributable to the issuance by the Partnership of a Preferred Unit for an amount in excess of such Preferred Unit’s Stated Preferred Unit Liquidation Preference shall be allocated to the Unitholders (other than Preferred Holders in respect of their Preferred Units) in accordance with their respective Percentage Interests.

(B)    Items of Partnership gross income or gain for the taxable period, if any, shall be allocated to each Preferred Holder with respect to his Preferred Units in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the cumulative amount of all Preferred Distributions made with respect to such Preferred Units from the date such Preferred Units were issued to a date 45 days after the end of the current taxable period, over (y) the aggregate amount of items of Partnership gross income and gain allocated with respect to such Preferred Units pursuant to this Section 6.1(d)(x)(B) for the current taxable period and all previous taxable periods.

(C)    Items of Partnership gross income or gain for the taxable period, if any, shall be allocated to each Preferred Holder with respect to his Preferred Units in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the cumulative amount of all Net Loss allocated with respect to such Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods, over (y) the aggregate amount of items of Partnership gross income and gain allocated with respect to such Preferred Units pursuant to this Section 6.1(d)(x)(C) for the current taxable period and all previous taxable periods.

(D)    After the application of Sections 6.1(d)(x)(B) and (C), Net Termination Gain, if any, for the taxable period (or, to the extent necessary, items of income and gain for the taxable period) shall be allocated to each Preferred Holder in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the Stated Preferred Unit Liquidation Preference with respect to such holder’s Preferred Units, over (y) such holder’s existing Capital Account balance in respect of its Preferred Units, until the Capital Account balance of each such holder in respect of its Preferred Units is equal to the Stated Preferred Unit Liquidation Preference in respect of such Preferred Units.

(xi)    Economic Uniformity; Changes in Law.

 (A)    [Reserved.]

 (B)    With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.11, any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.11 equaling the product of (1) the Aggregate Quantity of IDR Reset Common Units and (2) the Per Unit Capital Amount for an Initial Common Unit.

(C)    With respect to any taxable period during which an IDR Reset Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Common Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.

(D)    For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(xi)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(xii)    Curative Allocation.

  (A)    Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. In exercising its discretion under this Section 6.1(d)(xii)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this

Section 6.1(d)(xii)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xii)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B)    The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xii)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xiii)    Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A)    The General Partner shall allocate Additional Book Basis Derivative Items consisting of depreciation, amortization, depletion or any other form of cost recovery (other than Additional Book Basis Derivative Items included in Net Termination Gain or Net Termination Loss) with respect to any Adjusted Property to the Unitholders, Pro Rata, and the holders of Incentive Distribution Rights, all in the same proportion as the Net Termination Gain or Net Termination Loss resulting from the Revaluation Event that gave rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 6.1(c).

(B)    If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory (“Disposed of Adjusted Property”) occurs other than in connection with an event giving rise to Net Termination Gain or Net Termination Loss, the General Partner shall allocate (1) items of gross income and gain (aa) away from the holders of Incentive Distribution Rights and (bb) to the Unitholders, or (2) items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the Unitholders pursuant to this Section 6.1(d)(xiii)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(d)(xiii)(B), the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xiii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xiii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C)    Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive Adjustments shall be allocated in such a manner, as determined by the General Partner, that to the extent possible, the Capital Account balances of the Partners will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(c) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(d)(xiii)(C), the General Partner shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders, on the one hand, and holders of the Incentive Distribution Rights, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Partnership’s property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, actual gain or loss) with respect to such Partnership Property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(c)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(c)(i)).

(D)    In making the allocations required under this Section 6.1(d)(xiii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xiii). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for federal income tax purposes (the “lower tier partnership”), the General Partner may make allocations similar to those described in Sections 6.1(d)(xiii)(A) through (C) to the extent the General Partner determines such allocations are necessary to account for the Partnership’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(d)(xiii).

(xiv)    [Reserved].

(xv)    Certain Allocations of General and Administrative Expenses. To the extent that the General Partner funds or agrees to fund any general and administrative expenses or costs incurred by the Partnership, for which the General Partner has not been and will not be reimbursed by the Partnership, items of deduction and loss will be allocated to the General Partner in an amount equal to such unreimbursed general and administrative expenses or costs.

Section 6.2    Allocations for Tax Purposes.

(a)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(d)(xi)(D)); provided, however, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(c)    The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(d)    In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f)    Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. Partnership dividend income shall be treated as an extraordinary item pursuant to Treasury Regulation Section 1.706-4(e)(2)(ix) and shall be allocated to the Partners at the time of day on which such dividend income is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder or for the proper administration of the partnership.

(g)    Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the Beneficial Owner of Limited Partner Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(h)    If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)    Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement. This Section 6.3(a) (except for the penultimate sentence of this Section 6.3(a)) shall not apply to Series A Preferred Units, Series B Preferred Units or Series C Preferred Units.

(b)    Notwithstanding Section 6.3(a) (but subject to the last sentence of Section 6.3(a)), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)    The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners, as determined appropriate under the circumstances by the General Partner.

(d)        Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4       Distributions of Available Cash from Operating Surplus.

(a)        Reserved.

(b)        Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, subject to Section 16.3 in respect of Series A Preferred Units described therein, subject to Section 17.3 in respect of Series B Preferred Units described therein and subject to Section 18.3 in respect of Series C Preferred Units described therein and except as otherwise required in respect of additional Partnership Interests issued pursuant to Section 5.6:

(i)    First, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii)    Second, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii)    Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(iv)    Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(v)    Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders, Pro Rata;

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v). No distributions shall be made with respect to Series A Preferred Units, Series B Preferred Units or Series C Preferred Units pursuant to this Section 6.4.

Section 6.5    Distributions of Available Cash from Capital Surplus. Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 16.3 in respect of Series A Preferred Units, subject to Section 17.3 in respect of Series B Preferred Units and subject to Section 18.3 in respect of Series C Preferred Units, be distributed, unless the provisions of Section 6.3 require otherwise, to the Unitholders (other than the holders of Series A Preferred Units, the holders of Series B Preferred Units and the holders of Series C Preferred Units), Pro Rata, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6    Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a)    The Minimum Quarterly Distribution and Target Distributions shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and Target Distributions shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction, the numerator of which is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and the denominator of which is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b)    The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.11 and Section 6.9.

Section 6.7    [Reserved].

Section 6.8    Special Provisions Relating to the Holders of Incentive Distribution Rights.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (1) shall (x) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (y) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (2) shall not (x) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (y) be entitled to any distributions other than as provided in Sections 6.4(b)(iii), (iv) and (v), and Section 12.4 or (z) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that for the avoidance of doubt, the foregoing shall not preclude the Partnership from making any other payments or distributions in connection with other actions permitted by this Agreement.

(b)    A Unitholder shall not be permitted to transfer an IDR Reset Common Unit (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained IDR Reset Common Units would be negative after giving effect to the allocation under Section 5.5(c)(iii).

(c)    A holder of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are evidenced by Certificates) or evidence of the issuance of uncertificated Common Units, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of such holder, until such time as the General Partner determines, based on advice of counsel, that each such IDR Reset Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.8(c), the General Partner may take whatever steps are required to provide economic uniformity to such IDR Reset Common Units in preparation for a transfer of such IDR Reset Common Units, including the application of Section 5.5(c)(iii), Section 6.1(d)(xi)(B), or Section 6.1(d)(xi)(C); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

Section 6.9    Entity-Level Taxation. If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner may, at its option, reduce the Minimum Quarterly Distribution and the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.9. If the General Partner elects to reduce the Minimum Quarterly Distribution and the Target Distributions for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1     Management.

(a)     The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner, in its capacity as such, shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of Partnership cash;

(vii)    the selection and dismissal of officers, employees, agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)    the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;

(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and

(xv)    the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)     Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each Record Holder and each other Person who may acquire an interest in a Partnership Interest or that is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the IPO Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement (collectively, the “Transaction Documents”) (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is (or was) authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2      Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3      Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group.

Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4      Reimbursement of and Other Payments to the General Partner.

(a)      Except as provided in this Section 7.4, and elsewhere in this Agreement or in the Omnibus Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)    Except as may be otherwise provided for in the Omnibus Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group’s business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. Any allocation of expenses to the Partnership by the General Partner in a manner consistent with its or its Affiliates’ past business practices (whether or not actually reimbursed) shall be deemed to have been made in good faith.

(c)    The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or Derivative Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of officers, employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

(d)    The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

(e)    The General Partner and its Affiliates may enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

Section 7.5    Outside Activities.

(a)    The General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the IPO Registration Statement, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member, (C) the guarantee of, and mortgage, pledge, or encumbrance of any or all of its assets in connection with, any indebtedness of any Group Member or (D) the performance of its obligations under the Omnibus Agreement.

(b)    Subject to the terms of Section 7.5(c), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

(c)    Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty or any other obligation of any type whatsoever of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided that such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)    The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c)    No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all Partners.

Section 7.7    Indemnification.

(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Affiliate of the General Partner (other than a Group Member), or to any other Indemnitee, with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement or any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the IPO Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8    Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who are bound by this Agreement for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General

Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner or to any other Persons who are bound by this Agreement for its good faith reliance on the provisions of this Agreement.

(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9    Standards of Conduct; Resolution of Conflicts of Interest and Replacement of Duties.

(a)    Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement, or the determination, action or omission has been approved as provided in Section 7.9(b)(i) or Section 7.9(b)(ii), the General Partner, or such Affiliate causing it to do so, shall make such determination or take or decline to take such action in good faith. Whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner makes a determination or takes or declines to take any action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement or the determination, action or omission has been approved as provided in Section 7.9(b)(ii), the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner shall make such determination or take or decline to take such action in good faith. The foregoing and other lesser standards governing any determination, action or omission provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the General Partner, and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby eliminated, waived and disclaimed), under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, or under the Delaware Act or any other law, rule or regulation or at equity. Any determination, action or omission by the General Partner, the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) or any Affiliate of the General Partner will for all purposes be presumed to have been in good faith. In any proceeding brought by or on behalf of the Partnership, any Limited Partner or any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement challenging such determination, action or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in good faith. A determination or the taking or declining to take an action will be conclusively deemed to be in “good faith” for purposes of this Agreement if the Person or Persons making such determination or taking or declining to take such action subjectively believes (i) that the determination or other action is in the best interests of the Partnership, or (ii) in the case of any other provision of this Agreement or any Group Member Agreement that provides an express standard or required determination, that such express standard or required determination has been met. Further, a determination that a director satisfies the eligibility requirements to be a member of the Conflicts Committee will be conclusively deemed to be in “good faith” for purposes of this Agreement if the Person or Persons making such determination subjectively believes that such director satisfies the eligibility requirements to be a member of the Conflicts Committee.

(b)    Unless a lesser standard is otherwise provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any Group Member Agreement, any agreement contemplated herein or therein or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the vote of a Unit Majority (excluding Common Units owned by the General Partner and its Affiliates). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. If the General Partner does not obtain Special Approval or Unitholder approval of a resolution or course of action in respect of a conflict of interest as provided in either clause (i) or clause (ii) of the first sentence of this Section 7.9(b), then any such resolution or course of action shall be governed by Section 7.9(a). Whenever the General Partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for Special Approval, to seek Unitholder approval or to adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination shall be permitted to do so in its sole and absolute discretion. If Special Approval is obtained, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership or by or on behalf of any Person who acquires an interest in a Partnership Interest challenging any action or decision by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval, or challenging any determination by the Board of Directors that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or any such duty.

(c)    Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then (i) the General Partner, or such Affiliate causing it to do so, is entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, (ii) the General Partner, or such Affiliate causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity and (iii) the Person or Persons making such determination or taking or declining to take such action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrases “at its option,” “its sole and absolute discretion” or some variation of those phrases, are used in this Agreement, they indicate that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(d)    The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a general or limited partnership.

(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of, or approve the sale or disposition of, any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by either the General Partner or any of its Affiliates to enter into such contracts shall, in each case, be at its option.

(f)    The Limited Partners, any other Person who acquires an interest in a Partnership Interest and any other Person bound by this Agreement hereby authorize the General Partner, on behalf of the Partnership as a general partner or member of a Group Member, to approve actions by the general partner or member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g)    For the avoidance of doubt, whenever the Board of Directors, any member of the Board of Directors, any committee of the Board of Directors (including the Conflicts

Committee) and any member of any such committee, the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of or recommendation to the General Partner, or cause the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the General Partner or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights (but not the obligations) of the General Partner hereunder, including eliminations, waivers and modifications of duties (including any fiduciary duties) to the Partnership, any of its Partners or any other Person who acquires an interest in a Partnership Interest or any other Person bound by this Agreement, and the protections and presumptions set forth in this Agreement.

Section 7.10    Other Matters Concerning the General Partner and Other Indemnitees.

(a)    The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

Section 7.11    Purchase or Sale of Partnership Interests. Subject to Section 16.5 and Section 17.5, the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.12    Registration Rights of the General Partner and its Affiliates.

(a)    Demand Registration. Upon receipt of a Notice from any Holder, the Partnership shall file with the Commission as promptly as reasonably practicable a registration statement under the Securities Act (each, a “Registration Statement”) providing for the resale of the Registrable Securities identified in such Notice, which may, at the option of the Holder giving such Notice, be a Registration Statement that provides for the resale of the Registrable

Securities from time to time pursuant to Rule 415 under the Securities Act. The Partnership shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein until the earlier of (i) six months following such Registration Statement’s effective date and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold. In the event one or more Holders request in a Notice to dispose of a number of Registrable Securities that such Holder or Holders reasonably anticipates will result in gross proceeds of at least $30 million in the aggregate pursuant to a Registration Statement in an Underwritten Offering, the Partnership shall retain underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided, however, that the Partnership shall have the exclusive right to select the bookrunning managers. The Partnership and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. In the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.

(b)    Piggyback Registration. If the Partnership shall propose to file a Registration Statement (other than pursuant to a demand made pursuant to Section 7.12(a)) for an offering of Partnership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Partnership shall notify all Holders of such proposal at least five Business Days before the proposed filing date. The Partnership shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each Holder shall request in a Notice received by the Partnership within two Business Days of such Holder’s receipt of the notice from the Partnership. If the Registration Statement about which the Partnership gives notice under this Section 7.12(b) is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder’s inclusion of all such Registrable Securities in the Underwritten Offering; provided that, in the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. In connection with any such Underwritten Offering, the Partnership and the Selling Holders involved shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering. The Partnership shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 7.12(b) prior to the effective date of the Registration Statement or the pricing date of the Underwritten Offering, as applicable.

(c)        Sale Procedures. In connection with its obligations under this Section 7.12, the Partnership shall:

(i)      furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Partnership will not have any obligation to provide any document pursuant to clause (B) hereof that is available on the Commission’s website;

(ii)      if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(iii)      promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (B) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(iv)      immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, subject to Section 7.12(f), the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; and

(v)      enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are customary in such securities offerings.

(d)       Suspension. Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 7.12(c)(iv), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by such subsection or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

(e)       Expenses. Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Partnership, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Section 7.12 (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Partnership.

(f)       Delay Right. Notwithstanding anything to the contrary herein, if the General Partner determines that the Partnership’s compliance with its obligations in this Section 7.12 would be detrimental to the Partnership because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone compliance with such obligations for a period of not more than six months; provided, however, that such right may not be exercised more than twice in any 24-month period.

(g)         Indemnification.

(i)      In addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(g) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(ii)      Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Partnership, the General Partner, the General Partner’s officers and directors and each Person who controls the Partnership or the General Partner (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement, prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder.

(iii)      The provisions of this Section 7.12(g) shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Section 7.12(g) may have pursuant to law, equity, contract or otherwise.

(h)         Specific Performance. Damages in the event of breach of Section 7.12 by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 7.13    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.14    Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) to the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement. Notwithstanding anything to the contrary, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to Series A Holders, Series B Holders or Series C Holders.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1    Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Partnership Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

Section 8.2      Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3      Reports.

(a)      Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(b)      Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any

National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1      Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2      Tax Elections.

(a)      The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted Closing Price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.

(b)      Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3      Tax Controversies.

(a)      With respect to tax returns filed for taxable years beginning on or before December 31, 2017, subject to the provisions hereof, the General Partner is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

(b)      With respect to tax returns filed for taxable years beginning after December 31, 2017, the General Partner (or its designee) will be designated as the “partnership representative” in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Partnership in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The General Partner (or its designee) shall exercise, in its sole discretion, any and all authority of the partnership representative under the Code, including, without limitation, (i) binding the Partnership and its Partners with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code. The General Partner shall amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of additional Treasury Regulations implementing the partnership audit, assessment and collection rules adopted by the Bipartisan Budget Act of 2015, including any amendments to those rules.

Section 9.4      Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3, Section 12.4(c), Section 16.3 or Section 17.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1    Admission of Limited Partners.

(a)      [Intentionally Omitted.]

(b)      By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, who shall be subject to Section 10.1(c) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.9.

(c)      With respect to any Limited Partner that holds Units representing Limited Partner Interests for another Person’s account (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such Limited Partner shall, in exercising the rights of a Limited Partner in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units at the direction of the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume such Limited Partner is so acting without further inquiry.

(d)      The name and mailing address of each Record Holder shall be listed in the Partnership Register or on the books maintained for such purpose by the Transfer Agent. The General Partner shall update the Partnership Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(e)      Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).

Section 10.2      Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to (a) the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or Section 11.2 or (b) the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Partnership Register or other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1      Withdrawal of the General Partner.

(a)      The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)      The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)      The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)      The General Partner is removed pursuant to Section 11.2;

(iv)      The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)      A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)      (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)      Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a Unit Majority (excluding Common Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not elected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2    Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Common Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority (including Common Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of

Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3    Interest of Departing General Partner and Successor General Partner.

(a)    In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates’ Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

(b)      If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)      If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4    [Reserved].

Section 11.5    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, to the fullest extent permitted by law, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)      an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

(b)      an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c)      the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)      at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)      the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)      if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3    Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)      The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)      Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)    All property and all cash in excess of that required to satisfy liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided that any accumulated and unpaid Series A Distributions, Series B Distributions and Series C Distributions shall be paid pursuant to Section 12.4(b) prior to making any distributions pursuant to this Section 12.4(c).

Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8    Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1    Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)      a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)      admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)      a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)      subject to Section 16.4, Section 17.4 and Section 18.4, a change that the General Partner determines, (i) does not adversely affect the Limited Partners considered as a whole or any particular class or series of Partnership Interests as compared to other classes or series of Partnership Interests in any material respect (except as permitted by subsection (g) of this Section 13.1), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class, classes or series of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)      a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Series A Distributions, Series B Distributions and Series C Distributions) are to be made by the Partnership;

(f)      an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)      subject to the terms of Section 16.4, Section 17.4 and Section 18.4, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests or Derivative Partnership Interests pursuant to Section 5.6;

(h)      any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)      an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)      an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

(k)      a merger or conveyance pursuant to Section 14.3(d) or Section 14.3(e); or

(l)      any other amendments substantially similar to the foregoing.

Section 13.2  Amendment Procedures. Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may propose any amendment pursuant to this Section 13.2 or decline to do so at its option free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in proposing or declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership’s or the Commission’s website.

Section 13.3  Amendment Requirements.

(a)      Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or

Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units, or (z) in the case of an increase in the percentage in Section 13.4, not less than a Unit Majority.

(b)      Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)      Except as provided in Section 14.3, and subject to Section 16.4(b) with respect to Series A Preferred Units, Section 17.4(b) with respect to Series B Preferred Units and Section 18.4(b) with respect to Series C Preferred Units, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)      Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(f), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e)      Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send or cause to be sent a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 19.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, to the fullest extent permitted by law, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 19.1.

Section 13.6    Record Date. For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7    Postponement and Adjournment. Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Limited Partner vote shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new

Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8      Waiver of Notice; Approval of Meeting. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

Section 13.9      Quorum and Voting. Except as otherwise provided by this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units of the class, classes or series for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) entitled to vote at the meeting shall constitute a quorum at a meeting of Limited Partners of such class or classes. Abstentions and broker non-votes in respect of such Units shall be deemed to be Units present at such meeting for purposes of establishing a quorum. For all matters presented to the Limited Partners holding Outstanding Units at a meeting at which a quorum is present for which no minimum or other vote of Limited Partners is required by any other provision of this Agreement, the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, a majority of the votes cast by the Limited Partners holding Outstanding Units shall be deemed to constitute the act of all Limited Partners (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). On any matter where a minimum or other vote of Limited Partners holding Outstanding Units is provided by any other provision of this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, such minimum or other vote shall be the vote of Limited Partners required to approve such matter (with the effect of abstentions and broker non-votes to be determined based on the vote of Limited Partners required to approve such matter; provided that if the effect of abstentions and broker non-votes is not specified by such applicable rule, regulation or law, and there is no prevailing interpretation of such effect, then abstentions and broker non-votes shall be deemed to not have been cast with respect to such matter; provided further, that, for the avoidance of doubt, with respect to any matter on which this Agreement requires the approval of a specified percentage of the Outstanding Units, abstentions and broker non-votes shall be counted as votes against such matter). The Limited Partners present at a duly called or held meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum.

Section 13.10  Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

Section 13.11  Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12  Right to Vote and Related Matters.

(a)      Only those Record Holders of the Outstanding Units (other than Outstanding Preferred Units) on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Common Units or to act with respect to matters as to which the holders of the Outstanding Units (other than holders of Outstanding Preferred Units) have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units (other than Outstanding Preferred Units) shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units (other than Outstanding Preferred Units).

(b)      Only those Record Holders of Series A Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 16.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series A Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series A Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series A Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series A Preferred Units.

(c)      Only those Record Holders of Series B Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 17.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series B Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series B Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series B Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series B Preferred Units.

(d)      Only those Record Holders of Series C Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 18.4) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series C Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series C Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series C Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series C Preferred Units.

(e)      With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(d) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(f)      Notwithstanding anything in this Agreement to the contrary, the Record Holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2    Procedure for Merger, Consolidation or Conversion.

(a)      Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.

(b)      If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i)      name and state or country of domicile of each of the business entities proposing to merge or consolidate;

(ii)      the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)      the terms and conditions of the proposed merger or consolidation;

(iv)      the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving

Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)      a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)      the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii)      such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c)       If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(i)      the name of the converting entity and the converted entity;

(ii)      a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii)      a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv)      the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

(v)      in an attachment or exhibit, the certificate of limited partnership of the Partnership;

(vi)      in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii)      the effective time of the conversion, which may be the date of the filing of the certificate of conversion (or similar instrument) or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such certificate of conversion (or similar instrument), the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of conversion (or similar instrument) and stated therein); and

(viii)      such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3   Approval by Limited Partners.

(a)      Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners holding Common Units, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

(b)      Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless in the case of the Merger Agreement, the Merger Agreement effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)      Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger, certificate of conversion or similar instrument pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d)      Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

(e)        Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

(f)      Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4    Certificate of Merger or Certificate of Conversion. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

Section 14.5    Effect of Merger, Consolidation or Conversion.

(a)      At the effective time of the merger or consolidation:

(i)      all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)      the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)      all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)      all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)        At the effective time of the conversion:

(i)      the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)      all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)      all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)      all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v)      a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Partners without any need for substitution of parties; and

(vi)      the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1      Right to Acquire Limited Partner Interests.

(a)      Notwithstanding any other provision of this Agreement (but subject to the last sentence of this Section 15.1(a)), if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Notwithstanding the foregoing, the repurchase right described in this Article XV shall not apply to Series A Preferred Units, Series B Preferred Units or Series C Preferred Units.

(b)      If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent or exchange agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent or exchange agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent or exchange agent as the Transfer Agent or exchange agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Partnership Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent or exchange agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the Partnership Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

(c)      In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent or exchange agent in exchange for payment of the amount described in Section 15.1(a) therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI

SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 16.1      Designations. A series of Preferred Units designated as “8.00% Series A Cumulative Redeemable Perpetual Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of Series A Preferred Units are set forth herein, including this Article XVI. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. Series A Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 16.5 and 16.11, shall not give rise to a claim by the Partnership or a Series A Holder for redemption or the conversion thereof, as applicable, at a particular date.

Section 16.2    Units.

(a)      The authorized number of Series A Preferred Units shall be unlimited. Series A Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b)      Series A Preferred Units shall be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series A Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall not have selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Partnership to Series A Holders shall be made by making payments to, and communicating with, the Depository.

Section 16.3    Distributions.

(a)      Distributions on each Series A Preferred Unit shall be cumulative and shall accumulate at the Series A Distribution Rate from the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from the Series A Distribution Payment Date immediately preceding the issue date of such Series A Preferred Units) until such time as the Partnership pays the Series A Distribution or redeems Series A

Preferred Units in full in accordance with Section 16.5 or Series A Preferred Units are converted in full in accordance with Section 16.11, whether or not such Series A Distributions shall have been declared. Series A Holders shall be entitled to receive Series A Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit when, as, and if declared by the Board of Directors. Distributions, to the extent declared by the Board of Directors to be paid by the Partnership in accordance with this Section 16.3, shall be paid quarterly on each Series A Distribution Payment Date. Distributions shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series A Distributions at the Series A Distribution Rate. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions shall be payable based on a 360-day year consisting of four 90-day quarters.

(b)      Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Partnership shall pay those Series A Distributions, if any, that shall have been declared by the Board of Directors to Series A Holders on the Record Date for the applicable Series A Distribution. The Record Date (the “Series A Distribution Record Date”) for the payment of any Series A Distributions shall be as of the opening of the National Securities Exchange on which Series A Preferred Units are listed or admitted to trading on the first Business Day of the month of the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XVI. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any other Parity Securities through the most recent respective Series A Distribution Payment Date. Accumulated Series A Distributions in Arrears for any past Series A Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series A Distribution Payment Date, to Series A Holders on the record date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in Arrears on all Outstanding Series A Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any other Parity Securities are paid, any partial payment shall be made pro rata with respect to Series A Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 16.5, Series A Holders shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on Series A Preferred Units. So long as Series A Preferred Units are held of record by the nominee of the Depository, declared Series A Distributions shall be paid to the Depository in same-day funds on each Series A Distribution Payment Date or other distribution payment date in the case of payments for Series A Distributions in Arrears.

Section 16.4    Voting Rights.

(a)      Notwithstanding anything to the contrary in this Agreement, Series A Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 16.4 or as otherwise required by the Delaware Act.

(b)      Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, neither the General Partner nor the Board of Directors shall adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of Series A Preferred Units.

(c)      Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative dividends payable on Outstanding Series A Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(d)      For any matter described in this Section 16.4 in which the Series A Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders shall be entitled to one vote per Series A Preferred Unit. Any Series A Preferred Units held by the Partnership or any of its subsidiaries or Affiliates shall not be entitled to vote.

Section 16.5    Optional Redemption.

(a)      The Partnership shall have the right (i) at any time, and from time to time, on or after April 4, 2021 or (ii) upon a Change of Control within 120 days after the first date on which such Change of Control occurred, in each case, to redeem Series A Preferred Units, in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series A Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”). So long as Series A Preferred Units to be redeemed are held of record by the nominee of the Depository, the Series A Redemption Price shall be paid by the Paying Agent to the Depository on the Series A Redemption Date.

(b)      The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date to the Series A Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units to be redeemed as such Series A Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state, as applicable: (1) the Series A Redemption Date, (2) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of Series A Preferred Units to be redeemed from such Series A Holder, (3) the Series A Redemption Price, (4) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (5) that distributions on Series A Preferred Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date.

(c)      If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

(d)      If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem Series A Preferred Units, as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders whose Series A Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units as Limited Partners with respect to such Series A Preferred Units to be redeemed shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e)      Any Series A Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units is registered in the name of the Depository or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series A Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f)      Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on Series A Preferred Units and any Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series A Holders and holders of any Parity Securities. Neither the Partnership nor any of its Subsidiaries shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on Series A Preferred Units and any Parity Securities for all prior and the then-ending Series A Distribution Periods shall have been paid or declared and set apart for payment.

Section 16.6    Rank. Series A Preferred Units shall each be deemed to rank:

(a)      senior to the Junior Securities;

(b)      on a parity with the Parity Securities, including Series B Preferred Units and Series C Preferred Units;

(c)      junior to the Senior Securities; and

(d)      junior to all existing and future indebtedness and other liabilities of the Partnership with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required by Series A Holders and any other Parity Securities upon which like voting rights have been conferred and are exercisable pursuant to Section 16.4(c), Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders. Pursuant to Section 5.6, the Board of Directors has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

Section 16.7    No Sinking Fund. Series A Preferred Units shall not have the benefit of any sinking fund.

Section 16.8    Record Holders. To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and neither the General Partner, the Partnership, the Transfer Agent nor the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which Series A Preferred Units are listed or admitted to trading.

Section 16.9    Notices. All notices or other communications in respect of Series A Preferred Units shall be sufficiently given (i) if given in writing and either delivered in person or by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law.

Section 16.10    Other Rights; Fiduciary Duties. The Series A Preferred Units shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Article XVI or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series A Holders, other than the implied contractual covenant of good faith and fair dealing.

Section 16.11    Change of Control.

(a)      Upon the occurrence of a Change of Control that occurs after the Series A Original Issue Date, each Series A Holder shall have the right (“Series A Change of Control Conversion Right”) to convert some or all of the Series A Preferred Units held by such Series A Holder on the Series A Change of Control Conversion Date into a number of Common Units per Series A Preferred Unit that is an amount equal to the Series A Conversion Ratio (such number of Common Units, the “Series A Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem all of the Outstanding Series A Preferred Units prior to the expiration of the Partnership’s redemption right contained in Section 16.5(a)(ii). The “Series A Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series A Preferred Units are entitled to be converted to Series A Conversion Common Units as provided in this Section 16.11. Such Series A Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series A Holders of the Series A Change of Control Conversion Right under Section 16.11(b).

(b)      No later than five days following the expiration of the Partnership’s redemption right contained in Section 16.5(a)(ii) or, if earlier waived, the date of the Partnership’s waiver of such right, the Partnership will provide written notice to the Series A Holders that describes the Series A Change of Control Conversion Right and states: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the date on which the Partnership’s right to redeem the Outstanding Series A Preferred Units pursuant to Section 16.5(a)(ii) expired or was waived; (iv) the Series A Change of Control Conversion Date; (v) the

last date on which the Series A Holders may exercise their Series A Change of Control Conversion Right; (vi) the method and period for calculating the Common Unit Price; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Unit; (viii) the name and address of the Paying Agent; and (ix) the procedures that the Series A Holders must follow to exercise the Series A Change of Control Conversion Right.

(c)      Subject to Section 5.9, the “Series A Conversion Ratio” shall be calculated as the lesser of: (i) the quotient obtained by dividing (x) the Series A Liquidation Preference as of the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accumulated and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price, and (ii) 3.42231 (the “Series A Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price and the Series A Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Alternative Conversion Consideration to the holders of the Common Units in connection with the Change of Control.

(d)      In the case of a Change of Control pursuant to which Common Units will be converted into cash, securities or other property or assets (including any combination thereof) (“Alternative Conversion Consideration”), each Series A Holder electing to exercise its Series A Change of Control Conversion Right will receive upon conversion of the Series A Preferred Units elected by such holder the kind and amount of such Alternative Conversion Consideration on a per Unit basis that such Series A Holder would have owned or been entitled to receive upon the Change of Control had such Series A Holder held a number of Common Units equal to the Series A Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Change of Control, the consideration that the Series A Holders electing to exercise their Series A Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. No fractional Units will be issued upon the conversion of Series A Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Units.

(e)      Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Partnership’s redemption right contained in Section 16.5(a)(ii), the Partnership provides notice of its election to redeem Series A Preferred Units pursuant to Section 16.5, Series A Holders shall not have any right to convert Series A Preferred Units that the Partnership has elected to redeem, and any Series A Preferred Units subsequently selected for redemption that have been tendered for conversion shall be redeemed on the Series A Redemption Date instead of converted on the Series A Change of Control Conversion Date.

(f)      The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the open of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 16.11(b) to the Series A Holders.

(g)      Each Series A Holder electing to exercise its Series A Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Series A Change of Control Conversion Date, to notify the Partnership of the number of Series A Preferred Units to be converted in the Series A Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the notice described in Section 16.11(b) or otherwise required by the Depository for effecting the conversion.

(h)      Upon conversion, the rights of such participating Series A Holder as a holder of Series A Preferred Units shall cease with respect to such converted Series A Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series A Preferred Unit shall, upon its Series A Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series A Conversion Common Units.

(i)      The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Common Units. However, the participating Series A Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series A Conversion Common Units in a name other than such Series A Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series A Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(j)      The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series A Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(k)      Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Holder any rights as a creditor in respect of its right to conversion.

ARTICLE XVII

SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 17.1    Designations. A series of Preferred Units designated as “7.90% Series B Cumulative Redeemable Perpetual Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of Series B Preferred Units are set forth herein, including this Article XVII. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. Series B Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 17.5 and 17.11, shall not give rise to a claim by the Partnership or a Series B Holder for redemption or the conversion thereof, as applicable, at a particular date.

Section 17.2      Units.

(a)      The authorized number of Series B Preferred Units shall be unlimited. Series B Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b)      Series B Preferred Units shall be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series B Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall not have selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Partnership to Series B Holders shall be made by making payments to, and communicating with, the Depository.

Section 17.3      Distributions.

(a)      Distributions on each Series B Preferred Unit shall be cumulative and shall accumulate at the Series B Distribution Rate from the Series B Original Issue Date (or, for any subsequently issued and newly Outstanding Series B Preferred Units, from the Series B Distribution Payment Date immediately preceding the issue date of such Series B Preferred Units) until such time as the Partnership pays the Series B Distribution or redeems Series B Preferred Units in full in accordance with Section 17.5 or Series B Preferred Units are converted in full in accordance with Section 17.11, whether or not such Series B Distributions shall have been declared. Series B Holders shall be entitled to receive Series B Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series B Distribution Rate per Series B Preferred Unit when, as, and if declared by the Board of Directors. Distributions, to the extent declared by the Board of Directors to be paid by the Partnership in accordance with this Section 17.3, shall be paid quarterly on each Series B Distribution Payment Date. Distributions shall accumulate in each Series B Distribution Period from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series B Distributions at the Series B Distribution Rate. If any Series B Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series B Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series B Distributions shall be payable based on a 360-day year consisting of four 90-day quarters.

(b)      Not later than 5:00 p.m., New York City time, on each Series B Distribution Payment Date, the Partnership shall pay those Series B Distributions, if any, that shall have been declared by the Board of Directors to Series B Holders on the Record Date for the applicable Series B Distribution. The Record Date (the “Series B Distribution Record Date”) for the payment of any Series B Distributions shall be as of the opening of the National Securities Exchange on which Series B Preferred Units are listed or admitted to trading on the first Business Day of the month of the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in Arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XVII. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series B Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any other Parity Securities through the most recent respective Series B Distribution Payment Date. Accumulated Series B Distributions in Arrears for any past Series B Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series B Distribution Payment Date, to Series B Holders on the record date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in Arrears on all Outstanding Series B Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on Series B Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any other Parity Securities are paid, any partial payment shall be made pro rata with respect to Series B Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series B Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 17.5, Series B Holders shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series B Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series B Distributions as described in Section 17.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on Series B Preferred Units. So long as Series B Preferred Units are held of record by the nominee of the Depository, declared Series B Distributions shall be paid to the Depository in same-day funds on each Series B Distribution Payment Date or other distribution payment date in the case of payments for Series B Distributions in Arrears.

Section 17.4      Voting Rights.

(a)      Notwithstanding anything to the contrary in this Agreement, Series B Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 17.4 or as otherwise required by the Delaware Act.

(b)      Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, neither the General Partner nor the Board of Directors shall adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of Series B Preferred Units.

(c)      Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative dividends payable on Outstanding Series B Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(d)      For any matter described in this Section 17.4 in which the Series B Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series B Holders shall be entitled to one vote per Series B Preferred Unit. Any Series B Preferred Units held by the Partnership or any of its subsidiaries or Affiliates shall not be entitled to vote.

Section 17.5      Optional Redemption.

(a)      The Partnership shall have the right (i) at any time, and from time to time, on or after August 8, 2021 or (ii) upon a Change of Control within 120 days after the first date on which such Change of Control occurred, in each case, to redeem Series B Preferred Units, in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series B Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series B Preferred Unit to be redeemed equal to the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”). So long as Series B Preferred Units to be redeemed are held of record by the nominee of the Depository, the Series B Redemption Price shall be paid by the Paying Agent to the Depository on the Series B Redemption Date.

(b)      The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series B Redemption Date to the Series B Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series B Preferred Units to be redeemed as such Series B Holders’ names appear on the books of the Transfer Agent and at the address of such Series B Holders shown therein. Such notice (the “Series B Redemption Notice”) shall state, as applicable: (1) the Series B Redemption Date, (2) the number of Series B Preferred Units to be redeemed and, if less than all Outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of Series B Preferred Units to be redeemed from such Series B Holder, (3) the Series B Redemption Price, (4) the place where any Series B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series B Redemption Price therefor and (5) that distributions on Series B Preferred Units to be redeemed shall cease to accumulate from and after such Series B Redemption Date.

(c)      If the Partnership elects to redeem less than all of the Outstanding Series B Preferred Units, the number of Series B Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series B Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series B Preferred Units. The aggregate Series B Redemption Price for any such partial redemption of the Outstanding Series B Preferred Units shall be allocated correspondingly among the redeemed Series B Preferred Units. Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVII.

(d)      If the Partnership gives or causes to be given a Series B Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem Series B Preferred Units, as to which such Series B Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series B Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series B Redemption Price to the Series B Holders whose Series B Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series B Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series B Redemption Notice. If the Series B Redemption Notice shall have been given, from and after the Series B Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series B Redemption Notice, all Series B Distributions on such Series B Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series B Preferred Units as Limited Partners with respect to such Series B Preferred Units to be redeemed shall cease, except the right to receive the Series B Redemption Price, and such Series B Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series B Redemption Price of the Series B Preferred Units to be redeemed), and the holders of any Series B Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series B Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series B Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series B Redemption Notice, there shall be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full Series B Redemption Price of such Series B Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e)      Any Series B Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series B Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series B Preferred Units is registered in the name of the Depository or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series B Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f)      Notwithstanding anything to the contrary in this Article XVII, in the event that full cumulative distributions on Series B Preferred Units and any Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series B Holders and holders of any Parity Securities. Neither the Partnership nor any of its Subsidiaries shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series B Preferred Units and any Parity Securities for all prior and the then-ending Series B Distribution Periods shall have been paid or declared and set apart for payment.

Section 17.6      Rank. Series B Preferred Units shall each be deemed to rank:

(a)      senior to the Junior Securities;

(b)      on a parity with the Parity Securities, including Series A Preferred Units and Series C Preferred Units;

(c)      junior to the Senior Securities; and

(d)      junior to all existing and future indebtedness and other liabilities of the Partnership with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required by Series B Holders and any other Parity Securities upon which like voting rights have been conferred and are exercisable pursuant to Section 17.4(c), Parity Securities from time to time in one or more classes or series without the consent of the Series B Holders. Pursuant to Section 5.6, the Board of Directors has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

Section 17.7      No Sinking Fund. Series B Preferred Units shall not have the benefit of any sinking fund.

Section 17.8    Record Holders. To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series B Holder as the true, lawful and absolute owner of the applicable Series B Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which Series B Preferred Units are listed or admitted to trading.

Section 17.9      Notices. All notices or other communications in respect of Series B Preferred Units shall be sufficiently given (i) if given in writing and either delivered in person or by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in this Article XVII, this Agreement or by applicable law.

Section 17.10      Other Rights; Fiduciary Duties. Series B Preferred Units shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Article XVII or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by applicable Law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series B Holders, other than the implied contractual covenant of good faith and fair dealing.

Section 17.11      Change of Control.

(a)      Upon the occurrence of a Change of Control that occurs after the Series B Original Issue Date, each Series B Holder shall have the right (“Series B Change of Control Conversion Right”) to convert some or all of the Series B Preferred Units held by such Series B Holder on the Series B Change of Control Conversion Date into a number of Common Units per Series B Preferred Unit that is an amount equal to the Series B Conversion Ratio (such number of Common Units, the “Series B Common Unit Conversion Consideration”), unless the Partnership provides notice of its election to redeem all of the Outstanding Series B Preferred Units prior to the expiration of the Partnership’s redemption right contained in Section 17.5(a)(ii). The “Series B Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series B Preferred Units are entitled to be converted to Series B Conversion Common Units as provided in this Section 17.11. Such Series B Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series B Holders of the Series B Change of Control Conversion Right under Section 17.11(b).

(b)      No later than five days following the expiration of the Partnership’s redemption right contained in Section 17.5(a)(ii) or, if earlier waived, the date of the Partnership’s waiver of such right, the Partnership will provide written notice to the Series B Holders that describes the Series B Change of Control Conversion Right and states: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the date on which the Partnership’s right to redeem the Outstanding Series B Preferred Units pursuant to Section 17.5(a)(ii) expired or was waived; (iv) the Series B Change of Control Conversion Date; (v) the last date on which the Series B Holders may exercise their Series B Change of Control Conversion Right; (vi) the method and period for calculating the Common Unit Price; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Unit; (viii) the name and address of the Paying Agent; and (ix) the procedures that the Series B Holders must follow to exercise the Series B Change of Control Conversion Right.

(c)      Subject to Section 5.9, the “Series B Conversion Ratio” shall be calculated as the lesser of: (i) the quotient obtained by dividing (x) the Series B Liquidation Preference as of the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a Series B Distribution Record Date and prior to the corresponding Series B Distribution Payment Date, in which case any accumulated and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price, and (ii) 2.85551

(the “Series B Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price and the Series B Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any Alternative Conversion Consideration to the holders of the Common Units in connection with the Change of Control.

(d)      In the case of a Change of Control pursuant to which Common Units will be converted into Alternative Conversion Consideration, each Series B Holder electing to exercise its Series B Change of Control Conversion Right will receive upon conversion of Series B Preferred Units elected by such holder the kind and amount of such Alternative Conversion Consideration on a per Unit basis that such Series B Holder would have owned or been entitled to receive upon the Change of Control had such Series B Holder held a number of Common Units equal to the Series B Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, that, if the holders of Common Units have the opportunity to elect the form of consideration to be received in such Change of Control, the consideration that the Series B Holders electing to exercise their Series B Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. No fractional Units will be issued upon the conversion of Series B Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Units.

(e)      Notwithstanding anything to the contrary in this Agreement, if prior to the expiration of the Partnership’s redemption right contained in Section 17.5(a)(ii), the Partnership provides notice of its election to redeem Series B Preferred Units pursuant to Section 17.5, Series B Holders shall not have any right to convert Series B Preferred Units that the Partnership has elected to redeem, and any Series B Preferred Units subsequently selected for redemption that have been tendered for conversion shall be redeemed on the Series B Redemption Date instead of converted on the Series B Change of Control Conversion Date.

(f)      The Partnership shall issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on the website of the Partnership, in any event prior to the open of business on the first Business Day following any date on which the Partnership (or a third party with its prior written consent) provides the notice described in Section 17.11(b) to the Series B Holders.

(g)      Each Series B Holder electing to exercise its Series B Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Series B Change of Control Conversion Date, to notify the Partnership of the number of Series B Preferred Units to be converted in the Series B Change of Control Conversion Right and otherwise to comply with any applicable procedures contained in the notice described in Section 17.11(b) or otherwise required by the Depository for effecting the conversion.

(h)      Upon conversion, the rights of such participating Series B Holder as a holder of Series B Preferred Units shall cease with respect to such converted Series B Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series B Preferred Unit shall, upon its Series B Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series B Conversion Common Units.

(i)      The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series B Conversion Common Units. However, the participating Series B Holder shall pay any tax or duty that may be payable relating to any transfer involving the issuance or delivery of Series B Conversion Common Units in a name other than such Series B Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series B Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties that will be due because the Common Units are to be issued in a name other than the Series B Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(j)      The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series B Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Series B Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(k)      Notwithstanding anything herein to the contrary, nothing herein shall give to any Series B Holder any rights as a creditor in respect of its right to conversion.

ARTICLE XVIII

SERIES C FLOATING-TO-FIXED RATE CUMULATIVE PERPETUAL

REDEEMABLE CONVERTIBLE PREFERRED UNITS

Section 18.1      Designations. A series of Preferred Units designated as “Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units” is hereby designated and created, and the preferences, rights, powers and duties of the holders of Series C Preferred Units are set forth herein, including this Article XVIII. Each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit, except as to the respective dates from which the Series C Liquidation Preference shall increase or from which Series C Distributions may begin accruing, to the extent such dates may differ. Series C Preferred Units represent perpetual equity interests in the Partnership and, except as set forth in Sections 18.5, 18.11, 18.12 and 18.13, shall not give rise to a claim by the Partnership or a Series C Holder for redemption or the conversion thereof, as applicable, at a particular date.

Section 18.2      Units.

(a)      The authorized number of Series C Preferred Units shall be unlimited. Series C Preferred Units that are redeemed, converted, purchased or otherwise acquired by the Partnership shall be cancelled.

(b)      Series C Preferred Units shall be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series C Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall not have selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Partnership to Series C Holders shall be made by making payments to, and communicating with, the Depository.

Section 18.3      Distributions.

(a)      Distributions on each Outstanding Series C Preferred Unit shall be cumulative and shall accumulate at the applicable Series C Distribution Rate from the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, from and including the Series C Distribution Payment Date immediately preceding the issue date of such Series C Preferred Units) until such time as the Partnership pays the Series C Distribution or redeems Series C Preferred Units in full in accordance with Sections 18.5, 18.12 or 18.13 or Series C Preferred Units are converted in full in accordance with Section 18.11, whether or not such Series C Distributions shall have been declared. Series C Holders shall be entitled to receive Series C Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series C Distribution Rate per Series C Preferred Unit when, as, and, if declared by the Board of Directors. Series C Distributions, to the extent declared by the Board of Directors to be paid by the Partnership in accordance with this Section 18.3, shall be paid quarterly on each Series C Distribution Payment Date. Series C Distributions shall accumulate in each Series C Distribution Period from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to, but excluding, the next Series C Distribution Payment Date for such Series C Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series C Distributions at the Series C Distribution Rate. If any Series C Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series C Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series C Distributions shall be payable based on a 360-day year consisting of four 90-day quarters.

(b)      Not later than 5:00 p.m., New York City time, on each Series C Distribution Payment Date, the Partnership shall pay those Series C Distributions, if any, that shall have been declared by the Board of Directors to Series C Holders on the Record Date for the applicable Series C Distribution. The Record Date (the “Series C Distribution Record Date”) for the payment of any Series C Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series C Distribution Payment Date, except that in the case of payments of Series C Distributions in Arrears, the Series C Distribution Record Date with respect to a Series C Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XVIII. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series C Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series C Preferred Units and any other Parity

Securities through the most recent respective Series C Distribution Payment Date. Accumulated Series C Distributions in Arrears for any past Series C Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series C Distribution Payment Date, to Series C Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series C Distributions in Arrears on all Outstanding Series C Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on Series C Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Units and any other Parity Securities are paid, any partial payment shall be made Pro Rata with respect to Series C Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series C Preferred Units and such other Parity Securities at such time. Subject to Section 12.4 and Section 18.5, Series C Holders shall not be entitled to any distribution, whether payable in cash, property or Units, in excess of full cumulative Series C Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series C Distributions as described in Section 18.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on Series C Preferred Units. So long as Series C Preferred Units are held of record by the nominee of the Depository, declared Series C Distributions shall be paid to the Depository in same-day funds on each Series C Distribution Payment Date or other distribution payment date in the case of payments for Series C Distributions in Arrears.

(c)      Clause (i)(y) in the definition of the Series C Distribution Rate for each Series C Distribution Period in the Series C Floating Rate Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the Series C Distribution Determination Date for such Series C Distribution Period. The Calculation Agent then will add the spread of 4.698% per annum to Three-Month LIBOR as determined on the applicable Series C Distribution Determination Date.

Notwithstanding the foregoing:

(i) if the Calculation Agent determines on the relevant Series C Distribution Determination Date that the LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate;

(ii) if the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the Series C Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate; and

(iii) unless otherwise determined by the General Partner, Series C Distributions shall be deemed to have been paid out of deductions from Available Cash with respect to the Quarter ended immediately preceding the Quarter in which the Series C Distribution is made.

Section 18.4    Voting Rights.

(a)    Notwithstanding anything to the contrary in this Agreement, Series C Preferred Units shall not have any voting rights except as set forth in Section 13.3(c), this Section 18.4 or as otherwise required by the Delaware Act.

(b)    Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, neither the General Partner nor the Board of Directors shall adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of Series C Preferred Units; provided, however, that (i) subject to Section 18.4(c), the issuance of additional Partnership Interests (and any amendment to this Agreement in connection therewith) shall not be deemed to constitute such a material adverse effect for purposes of this Section 18.4(b), and (ii) for purposes of this Section 18.4(b), no amendment of this Agreement in connection with a merger or other transaction in which the Partnership is the surviving entity and the Series C Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series C Holders (as determined by the Board of Directors) shall be deemed to materially and adversely affect the powers, preferences, duties, or special rights of the Series C Preferred Units.

(c)    Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative dividends payable on Outstanding Series C Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(d)    For any matter described in this Section 18.4 in which the Series C Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series C Holders shall be entitled to one vote per Series C Preferred Unit. Any Series C Preferred Units held by the Partnership or any of its subsidiaries or Affiliates shall not be entitled to vote.

Section 18.5    Optional Redemption by the Partnership.

(a)    In addition to the Partnership’s redemption rights set forth under Section 18.12 and the Partnership’s obligation to redeem set forth under Section 18.13, the Partnership shall have the right at any time, and from time to time, on or after May 20, 2025 to redeem Series C Preferred Units, in whole or in part, using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (a “Series C Redemption Date”). The Partnership shall effect any such redemption pursuant to this Section 18.5 by paying cash for each Series C Preferred Unit to be redeemed equal to the Series C Liquidation Preference for such Series C Preferred Unit on such Series C Redemption Date

(the “Series C Redemption Price”). So long as Series C Preferred Units to be redeemed pursuant to this Section 18.5 are held of record by the nominee of the Depository, the Series C Redemption Price shall be paid by the Paying Agent to the Depository on the Series C Redemption Date.

(b)    The Partnership shall give notice of any redemption pursuant to this Section 18.5 by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series C Redemption Date to the Series C Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series C Preferred Units to be redeemed as such Series C Holders’ names appear on the books of the Transfer Agent and at the address of such Series C Holders shown therein. Such notice (the “Series C Redemption Notice”) shall state, as applicable: (1) the Series C Redemption Date, (2) the number of Series C Preferred Units to be redeemed and, if less than all Outstanding Series C Preferred Units are to be redeemed, the number (and, in the case of Series C Preferred Units in Certificated form, the identification) of Series C Preferred Units to be redeemed from such Series C Holder, (3) the Series C Redemption Price, (4) the place where the Series C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series C Redemption Price therefor and (5) that distributions on Series C Preferred Units to be redeemed shall cease to accumulate from and after such Series C Redemption Date.

(c)    If the Partnership elects to redeem less than all of the Outstanding Series C Preferred Units pursuant to this Section 18.5, the number of Series C Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series C Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series C Preferred Units. The aggregate Series C Redemption Price for any such partial redemption of the Outstanding Series C Preferred Units pursuant to this Section 18.5 shall be allocated correspondingly among the redeemed Series C Preferred Units. Series C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVIII.

(d)    If the Partnership gives or causes to be given a Series C Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem Series C Preferred Units, as to which such Series C Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series C Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series C Redemption Price to the Series C Holders whose Series C Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series C Redemption Notice. If the Series C Redemption Notice shall have been given, from and after the Series C Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series C Redemption Notice, all Series C Distributions on such Series C Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units to be redeemed shall cease, except the right to receive the Series C Redemption Price, and such Series C Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series C Redemption Price of the Series C Preferred Units to be redeemed), and the holders of any Series C Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series C Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series C Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series C Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series C Redemption Notice, there shall be no redemption of any Series C Preferred Units called for redemption pursuant to this Section 18.5 until funds sufficient to pay the full Series C Redemption Price of such Series C Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e)    Any Series C Preferred Units that are redeemed or otherwise acquired by the Partnership pursuant to this Section 18.5 shall be cancelled. If only a portion of the Series C Preferred Units represented by a Certificate shall have been called for redemption pursuant to this Section 18.5, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series C Preferred Units is registered in the name of the Depository or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series C Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f)    Notwithstanding anything to the contrary in this Section 18.5, in the event that full cumulative distributions on Series C Preferred Units and any Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series C Holders and holders of any Parity Securities. Neither the Partnership nor any of its Subsidiaries shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series C Preferred Units and any Parity Securities for all prior and the then-ending Series C Distribution Periods shall have been paid or declared and set apart for payment.

Section 18.6    Rank. Series C Preferred Units shall each be deemed to rank:

(a)    senior to the Junior Securities;

(b)    on a parity with the Parity Securities, including Series A Preferred Units and Series B Preferred Units;

(c)    junior to the Senior Securities; and

(d)    junior to all existing and future indebtedness and other liabilities of the Partnership with respect to assets available to satisfy claims against the Partnership.

The Partnership may issue Junior Securities and, subject to any approvals required by Series C Holders and any other Parity Securities upon which like voting rights have been conferred and are exercisable pursuant to Section 18.4(c), Parity Securities, from time to time in one or more classes or series without the consent of the Series C Holders. Pursuant to Section 5.6, the Board of Directors has the authority to determine the designations, preferences, rights, powers and duties of any such class or series before the issuance of any Partnership Interests of such class or series.

Section 18.7    No Sinking Fund. Series C Preferred Units shall not have the benefit of any sinking fund.

Section 18.8    Record Holders. To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series C Holder as the true, lawful and absolute owner of the applicable Series C Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which Series C Preferred Units are listed or admitted to trading.

Section 18.9    Notices. All notices or other communications in respect of Series C Preferred Units shall be sufficiently given (i) if given in writing and either delivered in person or by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in this Article XVIII, this Agreement or by applicable law.

Section 18.10    Other Rights; Fiduciary Duties. Series C Preferred Units shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Article XVIII or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by applicable Law, neither the General Partner nor any other Indemnitee shall owe any duties or have any liabilities to Series C Holders, other than the implied contractual covenant of good faith and fair dealing.

Section 18.11    Conversion Rights.

(a)       Conversion at Series C Holders’ Option.

(i)      Other than during a Fundamental Change Conversion Period, Series C Holders, at their option, may, at any time and from time to time, subject to the terms and provisions of this Section 18.11, convert some or all of their Series C Preferred Units into Common Units at the then applicable Series C Conversion Rate.

(ii)      The Partnership shall not issue fractional Common Units upon the conversion of Series C Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Common Units based upon the Closing Sale Price per Common Unit on the Trading Day immediately prior to the Series C Conversion Date.

(iii)      Conversion Procedures.

(A)    If a Series C Holder elects to convert its Series C Preferred Units when permitted by this Section 18.11, the Series C Holder must comply with the procedures of the Depository to convert its beneficial interest in respect of the Series C Preferred Units represented by a global stock certificate of Series C Preferred Units, including delivering to the Depository the appropriate instruction form with all required information, including information relating to the beneficial owner of the Series C Preferred Units, for conversion pursuant to the Depository’s conversion program, and, if required, such converting Series C Holder must pay all applicable transfer taxes or duties, if any.

(B)    Except as otherwise provided in this Section 18.11, the “Series C Conversion Date” with respect to any Series C Preferred Unit converted will be the date on which:

(1) The Conversion Agent has received all of the surrendered Certificate or Certificates, if any, and the notice relating to the conversion (or the applicable procedures of the Depository have been complied with);

(2) The Conversion Agent has received any appropriate endorsements and transfer documents;

(3) The Partnership has received payment of all required transfer taxes, if any (or the holder has demonstrated to the Partnership’s satisfaction that those taxes have been paid); and

(4) The Partnership has received payment for any declared and unpaid distributions to the extent provided below under Section 18.11(c).

(C)    The conversion shall be deemed to have been made on the applicable Series C Conversion Date so that the rights of the Series C Holder as to the Series C Preferred Units being converted will cease except for the right to receive Common Units deliverable upon such conversion, and, if applicable, the person entitled to receive Common Units will be treated for all purposes as having become the Record Holder of such Common Units as of the applicable Series C Conversion Date.

(D)    A Series C Holder is not entitled to any rights of a holder of Common Units until such Series C Holder has converted its Series C Preferred Units, and only to the extent the Series C Preferred Units are deemed to have been converted into Common Units as set forth in this Section 18.11.

(E)    If the Partnership elects to redeem any Series C Preferred Units, the right of a Series C Holder to convert those Series C Preferred Units shall terminate if the Partnership has not received the conversion notice of such Series C Holder by the close of business, on the second Business Day immediately preceding the applicable Series C Redemption Date (unless the Partnership defaults in the payment of the redemption price, in which case a Series C Holder may convert such Series C Preferred Units until the redemption price has been paid or duly provided for).

(F)      If more than one Series C Preferred Unit is surrendered for conversion by the same holder at the same time, the number of whole Common Units issuable upon conversion of those Series C Preferred Units shall be computed on the basis of the total number of Series C Preferred Units so surrendered.

(b)      Validity of Common Units. All Common Units delivered upon conversion of Series C Preferred Units in accordance with this Section 18.11 shall, upon delivery, be duly and validly issued, fully paid and non-assessable (except as nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Act), free of all liens and charges and not subject to any preemptive rights except as otherwise set forth herein.

(c)       Payment of Distributions Upon Conversion.

(i)    If a Series C Holder exercises its conversion rights, upon delivery of the Series C Preferred Units for conversion, those Series C Preferred Units shall cease to cumulate distributions as of the end of the applicable Series C Conversion Date, and the Series C Holder shall not receive any cash payment in an amount equal to accrued and unpaid distributions on such Series C Preferred Units, except in those limited circumstances discussed in this Section 18.11(c). Except as provided in this Section 18.11(c), the Partnership shall make no payment for accrued and unpaid distributions, whether or not in Arrears, on Series C Preferred Units converted at the election of such Series C Holders.

(ii)    If a Series C Holder exercises its conversion rights and the related Series C Conversion Date occurs before the close of business on a Series C Distribution Record Date, such Series C Holder will not be entitled to receive any portion of the distribution payable on such converted Series C Preferred Units on the corresponding Series C Distribution Payment Date.

(iii)    If a Series C Holder exercises its conversion right and the related Series C Conversion Date occurs after the Series C Distribution Record Date but prior to the corresponding Series C Distribution Payment Date, the Series C Holder on the Series C Distribution Record Date will receive on that Series C Distribution Payment Date accrued distributions on those Series C Preferred Units, notwithstanding the conversion of those Series C Preferred Units prior to that Series C Distribution Payment Date, because that Series C Holder will have been the Record Holder of Series C Preferred Units on the corresponding Series C Distribution Record Date. At the time that such Series C Holder surrenders Series C Preferred Units for conversion, however, it shall pay to the Partnership an amount equal to the distribution that has accrued and that will be paid on the related Series C Distribution Payment Date; provided that no such payment need be made if the Partnership has specified a redemption date that is after a Series C Distribution Record Date and on or prior to the Series C Distribution Payment Date to which that Series C Distribution Record Date relates.

(iv)    If the Series C Holder is a holder of Series C Preferred Units on a Series C Distribution Record Date and converts such Series C Preferred Units into Common Units on or after the corresponding Series C Distribution Payment Date, such Series C Holder shall be entitled to receive the distribution payable on such Series C Preferred Units on such corresponding Series C Distribution Payment Date, and the Series C Holder shall not need to include payment of the amount of such distribution upon surrender for conversion of Series C Preferred Units.

(d)      Conversion Rate Adjustments. The Partnership shall adjust the Series C Conversion Rate from time to time as follows:

(i)      If the Partnership issues Common Units as a distribution to all or substantially all holders of Common Units, or if the Partnership effects a unit split or unit combination, the Series C Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to open of business on the ex-dividend date for such distribution, or immediately prior to open of business on the effective date of such unit split or unit combination, as applicable;

CR1 = the new Series C Conversion Rate in effect immediately after open of business on the ex-dividend date for such distribution, or immediately after open of business on the effective date of such unit split or unit combination;

OS1 = the number of Common Units outstanding immediately after, and solely as a result of, such distribution, unit split or unit combination; and

OS0 = the number of Common Units outstanding immediately prior to open of business on the ex-dividend date for such distribution, or prior to open of business on the effective date of such unit split or unit combination (and prior to giving effect to such event).

Any adjustment made pursuant to this clause (i) shall become effective (x) immediately after the open of business on the ex-dividend date for such distribution or (y) immediately after the open of business on the effective date of such unit split or unit combination, as the case may be. If any distribution, split or combination described in this clause (i) is declared but not so paid or made, the new Series C Conversion Rate shall be readjusted to the Series C Conversion Rate that would then be in effect if such distribution, split or combination had not been declared. For purposes of this clause (i), the number of Common Units outstanding at the open of business on the ex-dividend date for such distribution shall not include Common Units held in treasury. The Partnership shall not pay any distribution on Common Units held in treasury.

(ii)      If the Partnership issues to all or substantially all holders of Common Units any rights, warrants or options (other than rights, options or warrants issued pursuant to a distribution reinvestment plan or unit purchase plan or similar plans) entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase of Common Units at a price per Common Unit that is less than the average Closing Sale Price per Common Unit for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Partnership will adjust the Series C Conversion Rate based on the following formula:

CR1 = CR0	x	OS0+X
OS0+Y

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the new applicable Series C Conversion Rate in effect immediately after the open of business on the ex-dividend date for such issuance;

OS0 = the number of Common Units outstanding immediately prior to the open of business on the ex-dividend date for such issuance;

X = the aggregate number of Common Units issuable pursuant to such rights, warrants or options; and

Y = the number of Common Units equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Price per Common Unit for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

Any increase made pursuant to this clause (ii) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance. For purposes of this clause (ii), in determining whether any rights, warrants or options entitle the holders of Common Units to subscribe for or purchase Common Units at less than the applicable Closing Sale Price per Common Unit, and in determining the aggregate exercise or conversion price payable for such Common Units, there shall be taken into account any consideration the Partnership receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors (or committee thereof). If any right, warrant or option described in this clause (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Partnership shall adjust the new applicable Series C Conversion Rate to the Series C Conversion Rate that would then be in effect if such right, warrant or option had not been so issued. For purposes of this clause (ii), the number of Common Units outstanding at the open of business on the ex-dividend date shall not include Common Units held in treasury. We will not issue any such rights, options or warrants in respect of Common Units held in treasury.

(iii)    If the Partnership distributes Partnership Interests, evidence of indebtedness or other assets or property to all or substantially all holders of Common Units (excluding any of the following (A) distributions, rights, warrants or options referred to in clause (i) or (ii) above; (B) distributions paid exclusively in cash; (C) spin-offs, as described below in this clause (iii); and (D) any distributions in connection with a Reorganization Event), then the Partnership will adjust the Series C Conversion Rate based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to open of business on the ex-dividend date for such distribution;

CR1 = the new Series C Conversion Rate in effect immediately after open of business on the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per Common Unit for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors or committee thereof in good faith) of the Partnership Interests, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Units immediately prior to the open of business on the ex-dividend date for such distribution;

An adjustment to the Series C Conversion Rate made pursuant to the immediately preceding paragraph shall become effective after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the applicable Series C Conversion Rate shall be decreased to the Series C Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Series C Holder shall receive, in respect of such Series C Preferred Unit, at the same time and upon the same terms as holders of the Common Units, the amount and kind of Partnership Interests, evidences of indebtedness, other assets or property of the Partnership or rights, options or warrants to acquire Partnership Interests or other securities that such Series C Holder would have received if such Series C Holder owned a number of Common Units equal to the Series C Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for the distribution.

Notwithstanding anything to the contrary in this clause (iii), if the Partnership distributes to all holders of Common Units Partnership Interests of any class or series, or similar equity interest, of or relating to one of the Partnership’s subsidiaries or other business unit (a “spin-off”) the Series C Conversion Rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:

CR1 = CR0 x	FMV[0] + MP0
MP0

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 = the new Series C Conversion Rate in effect immediately after the open of business on the ex-dividend date of such spin-off;

FMV0 = the average of the Closing Sale Prices per Partnership Interest or similar equity interest distributed to holders of Common Units applicable to one Common Unit over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off (the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices per Common Unit over the Valuation Period.

An adjustment to the Series C Conversion Rate made pursuant to the immediately preceding paragraph shall occur on the last Trading Day of the Valuation Period but will be given effect immediately after the open of business on the ex-dividend date for such spin-off; provided, that, in respect of any conversion during the Valuation Period, references in the preceding clause (iii) with respect to “10 consecutive Trading Day period” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the ex-dividend date of such spin-off to, but excluding, the Series C Conversion Date in determining the Series C Conversion Rate. If such spin-off does not occur, the Series C Conversion Rate shall be decreased to be the Series C Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors (or a committee thereof) determines not to consummate such spin-off.

(iv)      If the Partnership makes any cash distribution to all, or substantially all, holders of outstanding Common Units (excluding any of the following: (A) any distribution in connection with the Partnership’s liquidation, dissolution or winding up, (B) any consideration payable as part of a tender offer or exchange offer as to which an adjustment was effected under clause (v) below, and (C) any regular, quarterly cash distribution that does not exceed $0.3675 per Common Unit) (the “Initial Distribution Threshold”)), the Series C Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	SP0– T
SP0 – C

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to open of business on the ex-dividend date for such distribution;

CR1 = the new Series C Conversion Rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per Common Unit for the 10 consecutive Trading Day period ending on, and including, the Business Day immediately preceding the ex-dividend date for such distribution;

C = the amount in cash per Common Unit that the Partnership distributes to all or substantially all of the holders of common Units; and

T = the Initial Distribution Threshold; provided that if the distribution is not a regular, quarterly cash distribution, the initial distribution threshold shall be deemed to be zero.

The Initial Distribution Threshold is subject to adjustment on an inversely proportional basis whenever the applicable Series C Conversion Rates are adjusted, but no adjustment will be made to the Initial Distribution Thresholder for any adjustment made to the applicable Series C Conversion Rates pursuant to this clause (iv). An adjustment to the Series C Conversion Rate made pursuant to this clause (iv) shall become effective immediately after open of business on the ex-dividend date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Series C Holder will receive, for each Series C Preferred Unit held at the same time and upon the same terms as holders of Common Units, the amount of cash that such Series C Holder would have received if such Series C Holder had owned a number of Common Units equal to the Series C Conversion Rate in effect immediately prior to the open of business on the ex-dividend date for such cash distribution. If any distribution described in this clause (iv) is declared but not so paid or made, the new Series C Conversion Rate shall be re-adjusted to the Series C Conversion Rate that would then be in effect if such distribution had not been declared.

(v)      If the Partnership or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Units (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per Common Unit exceeds the average of the Closing Sale Prices per Common Unit over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Series C Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x  (AC + (SP1 x OS1)) / (SP1 x OS0)

where

CR0 = the applicable Series C Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding Expiration Date;

CR1 = the new Series C Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors or committee thereof) paid or payable for Common Units purchased in such tender or exchange offer;

OS0 = the number of Common Units outstanding immediately prior to the expiration time of the tender or exchange offer on the Expiration Date (before giving effect to the purchase or exchange of securities pursuant to such tender or exchange offer);

OS1 = the number of Common Units outstanding immediately after the expiration time of the tender or exchange offer on the Expiration Date (after giving effect to the purchase or exchange of securities pursuant to such tender or exchange offer); and

SP1 = the average of the Closing Sale Prices of the Common Units over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

If the application of the foregoing formula would result in a decrease in the Series C Conversion Rate, no adjustment to the Series C Conversion Rate shall be made. Any adjustment to the Series C Conversion Rate made pursuant to this clause (v) shall be determined on the last day of the Averaging Period but will be given effect at the open of business on the Trading Day next succeeding the Expiration Date. If, however, the Series C Conversion Date for a Series C Preferred Unit occurs during the 10 Trading Days following, and including, the Trading Day next succeeding the Expiration Date, the references within the preceding paragraph of this clause (v) to “10 consecutive Trading Day period” shall be deemed replaced, solely with respect to that conversion, with references to such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date, but excluding such relevant Series C Conversion Date.

If the Partnership or one of its Subsidiaries is obligated to purchase Common Units pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Partnership shall readjust the new Series C Conversion Rate to be the Series C Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, if a Series C Conversion Rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Series C Preferred Units on or after such ex-dividend date and on or prior to the related record date would be treated as the Record Holder of Common Units as of the related Series C Conversion Date based on an adjusted Series C Conversion Rate for such ex-dividend date, then, notwithstanding the foregoing Series C Conversion Rate adjustment provisions, the Series C Conversion Rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the Common Units on an unadjusted basis and participate in the related distribution or other event giving rise to such adjustment.

(vi)      If the Partnership has in effect a rights plan while any Series C Preferred Units remain outstanding, Series C Holders shall receive, upon a conversion of such Series C Preferred Units in respect of which the Partnership has elected to deliver Common Units, in addition to such Common Units, rights under such rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Units. If the rights provided for in any rights plan that the Board of

Directors may adopt have separated from the Common Units in accordance with the provisions of the applicable rights plan so that Series C Holders would not be entitled to receive any rights in respect of Common Units that the Partnership elects to deliver upon conversion of Series C Preferred Units, the Partnership shall adjust the Series C Conversion Rate at the time of separation as if the Partnership had distributed to all holders of Partnership Interests, evidences of indebtedness or other assets or property pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(vii)      Notwithstanding the foregoing, in the event of an adjustment to the Series C Conversion Rate pursuant to paragraphs (iv) and (v) above, in no event shall the Series C Conversion Rate exceed 1.4970 Common Units per $25.00 liquidation preference, subject to adjustment pursuant to clauses (i), (ii) and (iii) above. In no event shall the Series C Conversion Price be reduced below $0.01, subject to adjustment for units splits and unit combinations and similar events.

(viii)      The Partnership shall not make any adjustment to the Series C Conversion Rate if Series C Holders are permitted to participate, on an as-converted basis, in the transactions described in clauses (i) through (vi) above.

(ix)      The Series C Conversion Rate shall not be adjusted except as specifically set forth in this Section 18.11. Without limiting the foregoing, the Series C Conversion Rate shall not be adjusted for (A) the issuance of Common Units pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on Partnership Interests or the equity interests of the Partnership’s Subsidiaries, and the investment of additional optional amounts in Common Units under any plan; (B) the issuance of Common Units or options or rights to purchase such Common Units pursuant to any of the Partnership’s present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of the Partnership’s Subsidiaries; (C) the issuance of any Common Units pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Series C Original Issue Date; and (D) accumulated and unpaid distributions.

(x)      No adjustment in the Series C Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Series C Conversion Rate. If the adjustment is not made because the adjustment does not change the Series C Conversion Rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/10,000th of a Series C Preferred Unit, as the case may be. Notwithstanding the foregoing, if the Series C Preferred Units are called for redemption, all adjustments not previously made shall be made on the Series C Conversion Date of any Series C Preferred Units. If certain of the possible adjustments to the Series C Conversion Price of the Series C Preferred Units are made (or if failures to make certain adjustments occur), a Series C Holder may be deemed to have received a distribution from us even though such Series C Holder has not received any cash or property as a result of such adjustments.

(e)      Recapitalization, reclassifications and changes in Common Units. In the case of the following events:

(i)      any recapitalization, reclassification or change of Common Units (other than changes resulting from a subdivision or combination);

(ii)      a consolidation, merger or combination involving the Partnership into another Person (other than a merger or consolidation in which we are the continuing entity and in which Common Units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Partnership or another Person);

(iii)      a sale, conveyance or lease to another Person of all or substantially all of the Partnership’s property and assets (other than to one or more of the Partnership’s Subsidiaries); or

(iv)      a statutory unit exchange with another person or entity;

in each case, as a result of which holders of Common Units are entitled to receive units, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Units (each a “Reorganization Event”), a Series C Holders shall be entitled thereafter to convert such Series C Preferred Units into the kind and amount of Units, other securities or other property or assets (including cash or any combination thereof) which such holder would have owned or been entitled to receive upon such Reorganization Event as if such Series C Holder held a number of Common Units equal to the Series C Conversion Rate in effect on the effective date for such Reorganization Event, multiplied by the number of Series C Preferred Units held by such Series C Holder (the “Reference Property”). However, at and after the effective time of the Reorganization Event, (i) the Partnership will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon redemption of Series C Preferred Units at the option of a Series C Holder pursuant to Section 18.13, (ii) the Partnership will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Series C Preferred Units pursuant to Section 18.11(g)(iii), and (iii) (x) any Common Units that the Partnership would have been required to deliver upon conversion of Series C Preferred Units or upon payment of distributions in Common Units will instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Units would have received in such Reorganization Event and (y) the Market Value and Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one Common Unit would have received in such Reorganization Event. In the event that holders of Common Units have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Reference Property into which Series C Preferred Units will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Units that affirmatively make such an election. The Partnership shall notify holders and the Conversion Agent in writing of the weighted average as soon as practicable after such determination is made.

(f)      Optional Increase to Series C Conversion Rate. To the extent permitted by law and subject to the listing standards of NASDAQ (or any other National Securities Exchange on which Partnership Interests may be listed or quoted), the Partnership may, from time to time, increase the Series C Conversion Rate for a period of at least 20 days if the Board of Directors determines that such an increase would be in the Partnership’s best interests. Any such determination by the Board of Directors shall be conclusive. In addition, subject to the listing standards of NASDAQ (or any other National Securities Exchange on which the Partnership Interests may be listed or quoted), the Partnership may increase the Series C Conversion Rate if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Units resulting from any distribution of Common Units or similar event. The Partnership shall give Series C Holders at least 15 Business Days’ notice of any increase in the Series C Conversion Rate.

(g)       Special Conversion Right of Series C Preferred Units upon a Fundamental Change.

(i)      At any time in the event of a Fundamental Change, each Series C Holder shall have the right (the “Fundamental Change Conversion Right”) to convert some or all of its Series C Preferred Units (but in no event less than one Series C Preferred Unit) as described in this Section 18.11(g).

(ii)      In the event of a Fundamental Change and if a Series C Holder converts its Series C Preferred Units at any time beginning at the open of business on the Trading Day immediately following receipt of the notice described in Section 18.11(g)(iv) below and ending at the close of business on the Fundamental Change Conversion Date (the “Fundamental Change Conversion Period”), the Series C Holder shall automatically receive, with respect to each converted Series C Preferred Unit, the greater of:

(A)      a number of Common Units, as calculated pursuant to Section 18.11(a) (subject to adjustment as provided in Section 18.11(d)), plus the Make-Whole Premium, if any, described in Section 18.11(h); and

(B)      a number of Common Units equal to the lesser of (1) the $25.00 liquidation preference divided by the Market Value of the Common Units on the effective date of such Fundamental Change and (2) 11.13 (subject to adjustment in the same manner as the Series C Conversion Rate) (such number of Common Units, the “Alternative Conversion Amount”).

In addition to the number of Common Units issuable upon conversion of each Series C Preferred Unit at the option of the Series C Holder on any Series C Conversion Date during the Fundamental Change Conversion Period, each converting Series C Holder will have the right to receive an amount equal to all accrued, accumulated and unpaid distributions on such converted Series C Preferred Units, whether or not declared prior to that date, for all prior Series C Distribution Periods ending on or prior to the Series C Distribution Payment Date immediately preceding the Series C Conversion Date (other than previously declared distributions on the Series C Preferred Units payable to Series C Holders of record as of a prior date), provided that the Partnership is then legally and contractually (including the Partnership’s debt instruments) permitted to pay such distribution. The amount payable in respect of such distributions will be paid in cash, Common Units (or units of Reference Property) or a combination thereof. If the Partnership makes any such distribution in Common Units (or units of Reference Property), such Common Units (or units of Reference Property) shall be valued for such purpose at the Market

Value determined for the period ending on the second Trading Day preceding the Fundamental Change Conversion Date.

If the Partnership is not then legally or contractually permitted to pay such distributions, then no such payment shall become due. The foregoing provisions shall only be applicable with respect to conversions effected during the Fundamental Change Conversion Period.

(iii)      If the Partnership is required to deliver to Series C Holders the Alternative Conversion Amount, then, in lieu of issuing such Common Units, the Partnership may, at its option, make a cash payment equal to the Market Value of the Alternative Conversion Amount determined for the period ending on the second Trading Day preceding the Fundamental Change Conversion Date.

(iv)      No later than the fifth Trading Day following the effective date of a Fundamental Change, the Partnership shall provide to the Series C Holders and the Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting Fundamental Change Conversion Right. Such notice shall state (A) the events constituting the Fundamental Change; (B) the effective date of the Fundamental Change; (C) the Fundamental Change Conversion Date; (D) whether the Partnership will deliver Common Units, cash or a combination thereof upon conversion and whether accumulated and unpaid distributions will be paid in cash, Common Units or a combination thereof; (E) the name and address of the Conversion Agent and, if applicable, any Paying Agent; and (F) the then applicable Series C Conversion Rate and any adjustment to the Series C Conversion Rate as a result of the Fundamental Change (including the Conversion Amount and the Alternative Conversion Amount).

The Partnership shall also publish a notice containing this information on its website or through such other public medium as it may use at that time, in any event prior to the open of business on the first Business Day following any date on which the Partnership provides such notice to the Series C Holders.

To exercise the Fundamental Change Conversion Right, a Series C Holder shall comply with the procedures for conversion specified in Section 18.11(a)(iii) on or before the close of business on the last day of the Fundamental Change Conversion Period.

(v)      A Series C Holder may withdraw any notice of exercise of its Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the second Business Day prior to the last day of the Fundamental Change Conversion Period. The notice of withdrawal shall state (A) the number of withdrawn Series C Preferred Units; (B) if certificated Series C Preferred Units have been issued, the certificate numbers of the withdrawn Series C Preferred Units; and (C) the number of Series C Preferred Units, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series C Preferred Units is held in global form, the notice of withdrawal shall comply with applicable procedures of the Depository.

(vi)      Series C Preferred Units as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted in accordance with the Fundamental Change Conversion

Right on the Fundamental Change Conversion Date. For the avoidance of doubt, the Series C Conversion Date for all conversions during the Fundamental Change Conversion Period will be the Fundamental Change Conversion Date.

(h)      Determination of Make-Whole Premium.

(i)      The Make-Whole Premium shall be determined by reference to the table below, based on the date on which the Fundamental Change becomes effective and the applicable unit price; provided, that if holders of Common Units receive only cash in the transaction constituting a Fundamental Change, the unit price shall be the cash amount paid per Common Unit. Otherwise, the unit price shall be the average of the Closing Sale Prices of Common Units on the 10 consecutive Trading Day period prior to but not including the date on which the Fundamental Change becomes effective. The following table sets forth the unit price paid, or deemed paid, per Common Unit in a transaction that constitutes the Fundamental Change, the effective date and the Make-Whole Premium (expressed as the number of additional Common Units that will be added to the Series C Conversion Rate) to be paid upon a conversion in connection with a Fundamental Change:

	Unit Price
Effective Date	$ 16.70	$ 17.00	$ 18.00	$ 19.00	$ 19.21	$ 20.00	$ 21.00	$ 22.00	$ 23.00	$ 24.00	$ 25.00	$ 27.50	$ 30.00
April 2, 2018	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2019	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2020	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2021	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2022	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0364	0.0275	0.0126	0.0048
April 2, 2023	0.1953	0.1831	0.1475	0.1190	0.1185	0.0939	0.0710	0.0531	0.0393	0.0287	0.0206	0.0081	0.0024
April 2, 2024	0.1953	0.1831	0.1430	0.1037	0.1030	0.0729	0.0507	0.0345	0.0229	0.0149	0.0093	0.0022	0.0002
May 20, 2025 or thereafter	0.1953	0.1688	0.0871	0.0154	0.0140	-	-	-	-	-	-	-	-

(ii)      The exact unit price and effective date may not be set forth on the table, in which case: (A) if the unit price is between two unit prices on the table or the effective date is between two effective dates on the table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower unit prices and the two effective dates, as applicable, based on a 365-day year; (B) if the unit price is in excess of $30.00 per unit (subject to adjustment in the same manner as the unit price), no Make-Whole Premium will be paid; and (C) if the unit price is less than or equal to $16.70 per unit (subject to adjustment in the same manner as the unit price), no Make-Whole Premium will be paid. However, the Partnership will not increase the Series C Conversion Rate as described above to the extent the increase will cause the Series C Conversion Rate to exceed 1.4970. The Partnership will adjust the maximum Series C Conversion Rate in the same manner in which, and for the same events for which, the Partnership must adjust the Series C Conversion Rate as described in Section 18.11(d).

(iii)      The stock prices set forth in the table will be adjusted as of any date on which the Series C Conversion Rate of the Series C Preferred Units pursuant to Section 18.11(d) is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction: (A) whose numerator is the Series C Conversion Rate immediately before the adjustment and (B) whose denominator is the adjusted Series C Conversion Rate.

Section 18.12    Fundamental Change Optional Redemption.

(a)      Upon the occurrence of a Fundamental Change, if a Series C Holder chooses not to exercise its Fundamental Change Conversion Right, the Partnership shall have the option, upon giving notice as provided below, to redeem Series C Preferred Units, in whole but not in part, within 90 days after the last day of the Fundamental Change Conversion Period, for cash at a redemption price of $25.00 per Series C Preferred Unit, plus any accrued and unpaid distributions on Series C Preferred Units (whether or not earned or declared), to, but not including, the redemption date.

(b)      The Partnership will provide not less than 30 but no more than 60 days’ notice of redemption pursuant to this Section 18.12 (“Series C Partnership Redemption Notice”) by mail to each Series C Holder. If the Series C Partnership Redemption Notice is given and funds are deposited as required, then distributions will cease to accrue on and after the redemption date on those Series C Preferred Units called for redemption by the Partnership.

(c)      Once the Partnership has called the Series C Preferred Units for redemption pursuant to this Section 18.12, the Series C Preferred Units will be convertible by a Series C Holder until the close of business on the second Business Day prior to such redemption date (unless the Partnership defaults in the payment of the redemption price set forth in this Section 18.12, in which case a Series C Holder may convert such Series C Preferred Units until the redemption price set forth in this Section 18.12 has been paid or duly provided for). A failure to give the Series C Partnership Redemption Notice or any defect in the Series C Partnership Redemption Notice or in its mailing will not affect the validity of the proceedings for the redemption of the Series C Preferred Units except as to the Series C Holder to whom such Series C Partnership Redemption Notice was defective or not given.

Section 18.13    Redemption at the Option of the Holder.

(a)      On May 15, 2025, on May 15, 2028 (the “Series C Ten-Year Anniversary Date”), and on each subsequent five-year anniversary date after the Series C Ten-Year Anniversary Date (each such date, a “Series C Designated Redemption Date”), each Series C Holder shall have the right (a “Series C Redemption Right”) to require the Partnership to redeem any or all of the Outstanding Series C Preferred Units held by such Series C Holder on such Series C Designated Redemption Date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price per Series C Preferred Unit equal to the Series C Liquidation Preference (the “Series C Put Redemption Price”).

(b)      To exercise its Series C Redemption Right in respect of a Series C Designated Redemption Date and as a condition to receive the Series C Put Redemption Price, a Series C Holder must, no later than the close of business on the date that is 40 calendar days prior to the Series C Designated Redemption Date (or the next Business Day, if such date is not a Business Day):

(i)      deliver to the Transfer Agent, in its capacity as Redemption Agent (or such other agent designated by the Partnership) a duly completed notice of redemption (a “Series C Holder Redemption Notice”) in compliance with the then-applicable procedures of the Depository for tendering interests in global certificates specifying the number of Series C Preferred Units being tendered for redemption on the Series C Designated Redemption Date held by such Series C Holder; and

(ii)      make book-entry transfer of Series C Preferred Units in compliance with the then-applicable procedures of the Depository or otherwise surrender to the Redemption Agent Certificates representing the Series C Preferred Units being tendered for redemption on the Series C Designated Redemption Date.

Notwithstanding anything herein to the contrary, any Series C Holder delivering to the Redemption Agent a Series C Holder Redemption Notice shall have the right to withdraw, in whole or in part, the Series C Preferred Units subject to such Series C Holder Redemption Notice at any time prior to the close of business on the Business Day immediately preceding the Series C Designated Redemption Date by delivery of a written notice of withdrawal to the Redemption Agent in accordance with the applicable procedures of the Depository.

(c)      The Partnership may choose to pay the Series C Redemption Price, determined in its sole discretion, (i) in cash; (ii) by delivery of Common Units; or (iii) by delivery of any combination of cash and Common Units. The Partnership shall pay the Series C Put Redemption Price in cash; provided, however, that the Partnership may settle a Series C Redemption in Common Units if it publishes notice in the form of a press release described in Section 18.13(e) on or prior to 60 calendar days prior to the Series C Designated Redemption Date electing to make all or any portion of such payment in Common Units. If the Partnership elects to make any such payment, or any portion thereof, in Common Units, it will issue a number of Common Units per Series C Preferred Unit validly redeemed equal to: (i) the Series C Put Redemption Price (or such portion thereof) divided by (ii) 95% of the Series C Redemption Value. Notwithstanding the foregoing, the Partnership shall not issue fractional Common Units upon the redemption of the Series C Preferred Units, and will pay cash in lieu of the issuance of such fractional Common Units.

(d)      Notwithstanding Section 18.13(c), in no event will the number of Common Units delivered in connection with the Series C Put Redemption Price exceed an amount equal to (i) the Series C Put Redemption Price divided by (ii) the greater of (A) $5.01, subject to adjustment in a manner inversely proportional to any dilution adjustments to the Series C Conversion Rate as described in Section 18.11(d), and (B) 95% of the Series C Redemption Value. To the extent that the Series C Put Redemption Price exceeds the product of the number of Common Units delivered in respect of the Series C Put Redemption Price and 95% of the Series C Put Redemption Value, the Partnership will pay such excess in cash.

(e)      To exercise its right to pay all or a portion of the Series C Put Redemption Price in Common Units, the Partnership must issue a notice in the form of a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by the Partnership) at least 60 calendar days prior to the Series C Designated Redemption Date, or such other earlier date as may be required by law. In addition to any information required by applicable law or regulation, the press release shall state, as appropriate:

(i)      the Series C Designated Redemption Date;

(ii)      the last time and date at which a Series C Holder must deliver to the Redemption Agent named therein a Series C Holder Redemption Notice to exercise its Series C Redemption Right with respect to the Series C Designated Redemption Date and the procedures that must be followed to deliver Series C Preferred Units tendered for redemption on the Series C Designated Redemption Date;

(iii)      the estimate of the portion of the Series C Put Redemption Price (expressed in a percentage or fraction, if less than all) that the Partnership intends to pay in Common Units (subject to the limitation on payment of Common Units set forth in Section 18.13(d)); and

(iv)      the first date of the 20 consecutive Trading Day period used in determining the applicable Series C Redemption Value applicable to the Series C Designated Redemption Date.

(f)      If the Partnership does not have sufficient funds legally available to redeem or is unable to comply with the Series C Common Unit Delivery Obligation for all Series C Preferred Units with respect to which holders have properly exercised a Series C Redemption Right, in each case as of the applicable Series C Designated Redemption Date, the Partnership shall redeem on the Series C Designated Redemption Date, Pro Rata among the holders that have exercised their Series C Redemption Right, a number of Series C Preferred Units with an aggregate Series C Put Redemption Price equal to the amount of cash legally available or Common Units that comply with the Series C Common Unit Delivery Obligation for the redemption of such Series C Preferred Units on such Series C Designated Redemption Date. At such time, or as soon as practicable thereafter, that the Partnership has sufficient funds legally available or Common Units that comply with the Series C Common Unit Delivery Obligation to redeem such Series C Preferred Units not redeemed because of the foregoing limitation at the applicable Series C Put Redemption Price, the Partnership shall provide notice to such Series C Holders of the availability of such amounts and the holders of such Series C Preferred Units at that time may elect to invoke their Series C Redemption Right within 30 calendar days of such notice. In addition, in the event the Partnership does not redeem the Series C Preferred Units on the Series C Designated Redemption Date (the “Series C Target Redemption Date”) of holders properly electing to redeem such Series C Preferred Units (the “Tendered Series C Units”) in the manner described herein (whether in cash or by delivery of Common Units, or a combination of cash and Common Units), then the Series C Distribution Rate on all Outstanding Series C Preferred Units shall automatically be increased by an additional 3.00% per annum to 12.00% per annum of the Series C Liquidation Preference, accruing daily from the Series C Target Redemption Date until the Series C Put Redemption Price, plus all unpaid distributions accrued pursuant to this sentence, whether or not declared, thereon, are paid in full in respect of all such Tendered Series C Units. Notwithstanding the foregoing, the Partnership’s failure or inability to make a redemption payment for any reason shall not relieve it from its obligation to effect any required redemption when, as and if permitted by applicable law.

(g)    So long as any Series C Preferred Units remain Outstanding, from and after the Series C Designated Redemption Date unless the Series C Put Redemption Price has been paid in full for all Tendered Series C Units, no distributions (other than a distribution payable solely in Junior Securities) may be declared, made or paid upon, or set apart for payment upon, any Junior Security, nor may any Junior Security be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Security) by the Partnership or on its behalf unless the Series C Put Redemption Price has been paid in full upon, or a sum sufficient for the payment thereof is set apart for such payment upon, the Series C Preferred Units and any distributions on all Parity Securities for all distribution payment periods ending on or prior to the Series C Designated Redemption Date have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such distributions, upon all Outstanding Parity Securities. If a holder does not elect to exercise its Series C Redemption Right with respect to all of its Series C Preferred Units, the Series C Preferred Units held by it and not surrendered for redemption by the Partnership will remain Outstanding until otherwise subsequently converted, redeemed, reclassified or canceled. From and after the redemption date with respect to any Series C Preferred Units for which a holder elected to effect a Series C Redemption Right and the Partnership has redeemed in accordance with the provisions herein, (i) distributions shall cease to accrue on such Series C Preferred Units, (ii) such Series C Preferred Units shall no longer be deemed Outstanding and (iii) all rights with respect to such Series C Preferred Units shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a Series C Preferred Unit is redeemed by the payment in full of the applicable Series C Put Redemption Price, such Series C Preferred Unit will remain Outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(h)    If the Series C Designated Redemption Date falls on a day that is not a Business Day, the payment of the Series C Put Redemption Price will be on the next succeeding Business Day and no interest or distributions on such payment will accrue or accumulate, as the case may be, in respect of this delay.

(i)    The Partnership shall comply with all federal and state securities laws and National Securities Exchange rules in connection with any redemption of Series C Preferred Units for Common Units. Notwithstanding anything to the contrary herein, the Partnership may not pay any portion of the Series C Put Redemption Price on the Series C Preferred Units by delivery of Common Units unless the Common Units to be delivered as payment therefor are freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is an Affiliate of the Partnership (such obligation, being referred to as the “Series C Common Unit Delivery Obligation”). In the event a holder of Series C Preferred Units is deemed an Affiliate of the Partnership and the Partnership has determined to issue Common Units in satisfaction of all or a portion of the Series C Put Redemption Price, the Partnership shall use its reasonable best efforts to cause a shelf registration statement relating to the resale of the Common Units underlying such Series C Preferred Units to be filed and become effective and to keep that shelf registration statement effective until all such Common Units have been sold thereunder or become freely transferable securities.

ARTICLE XIX GENERAL PROVISIONS

Section 19.1    Addresses and Notices; Written Communications.

(a)    Except as otherwise provided in Section 16.9 in relation to Series A Preferred Units, in Section 17.9 in relation to Series B Preferred Units and in Section 18.9 in relation to Series C Preferred Units, any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Partnership Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 19.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Partnership Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)    The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 19.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 19.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 19.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 19.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 19.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 19.7    Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 19.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.

Section 19.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)    Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, that any claims, suits, actions or proceedings over which the Court of Chancery of the State of Delaware does not have jurisdiction shall be brought in any other court in the State of Delaware having jurisdiction;

(ii)    irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the courts of the State of Delaware or of any other court to which proceedings in the courts of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;

(vi)    agrees that if such Partner, Person or Group does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding sought by such Partner, Person or Group, then such Partner, Person or Group shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the Partnership and its Affiliates may incur in connection with such claim, suit, action or proceeding; and

(vii)    IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

Section 19.10    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 19.11    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 19.12    Facsimile and Email Signatures. The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or other similar electronic format affixed in the name and on behalf of the transfer agent and registrar of the Partnership on Certificates representing either Common Units, Series A Preferred Units, Series B Preferred Units or Series C Preferred Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By: /s/ George P. Doyle
Name:	George P. Doyle
Title:	Chief Financial Officer and Treasurer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership.

By: LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By: /s/ George P. Doyle
Name:	George P. Doyle
Title:	Chief Financial Officer and Treasurer

Signature Page to Fourth Amended and Restated Agreement of

Limited Partnership of Landmark Infrastructure Partners LP

EXHIBIT A

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Landmark Infrastructure Partners LP

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Landmark Infrastructure Partners LP

No.	Common Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                  (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY

WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	LANDMARK INFRASTRUCTURE PARTNERS LP

	By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:

Countersigned and Registered by:

[ ] as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT — as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF

LANDMARK INFRASTRUCTURE PARTNERS LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Landmark Infrastructure Partners LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

EXHIBIT B

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Landmark Infrastructure Partners LP

Certificate Evidencing

8.00% Series A Cumulative Redeemable Perpetual Preferred Units

Representing Limited Partner Interests in

Landmark Infrastructure Partners LP

No.	Series A Preferred Units

In accordance with Sections 4.1 and 16.2(b) of the Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                 (the “Holder”) is the registered owner of 8.00% Series A Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF

LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL TAX OWNERSHIP AND CONSTRUCTIVE TAX OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE REIT SUBSIDIARY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE PARTNERSHIP’S [FOURTH] AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”), (I) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES IN EXCESS OF A 9.8% INTEREST IN THE PARTNERSHIP’S CAPITAL OR PROFITS OR IN ANY CLASS OR SERIES OF OUTSTANDING PARTNERSHIP INTERESTS (DETERMINED BASED ON THE VALUE OR NUMBER OF UNITS OF SUCH CLASS OR SERIES, WHICHEVER IS MORE RESTRICTIVE) UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE SUCH EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) AND (II) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES PARTNERSHIP INTERESTS THAT WOULD RESULT IN THE REIT SUBSIDIARY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE REIT SUBSIDIARY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO BENEFICIALLY OWNS FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES OR ATTEMPTS TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE PARTNERSHIP. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE PARTNERSHIP INTERESTS, OR A PORTION THEREOF, REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THEN SOLD BY THE TRUSTEE OR REDEEMED

BY THE PARTNERSHIP. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN PARTNERSHIP AGREEMENT, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF PARTNERSHIP INTERESTS ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE PARTNERSHIP AT ITS PRINCIPAL OFFICE.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	LANDMARK INFRASTRUCTURE PARTNERS LP

	By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:

Countersigned and Registered by:

[ ] as Transfer Agent and Registrar

By:

Authorized Signature

EXHIBIT C

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Landmark Infrastructure Partners LP

Certificate Evidencing

7.90% Series B Cumulative Redeemable Perpetual Preferred Units

Representing Limited Partner Interests in

Landmark Infrastructure Partners LP

No.	Series B Preferred Units

In accordance with Sections 4.1 and 17.2(b) of the Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                 (the “Holder”) is the registered owner of 7.90% Series B Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A

CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL TAX OWNERSHIP AND CONSTRUCTIVE TAX OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE REIT SUBSIDIARY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE PARTNERSHIP’S [FOURTH] AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”), (I) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES IN EXCESS OF A 9.8% INTEREST IN THE PARTNERSHIP’S CAPITAL OR PROFITS OR IN ANY CLASS OR SERIES OF OUTSTANDING PARTNERSHIP INTERESTS (DETERMINED BASED ON THE VALUE OR NUMBER OF UNITS OF SUCH CLASS OR SERIES, WHICHEVER IS MORE RESTRICTIVE) UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE SUCH EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) AND (II) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES PARTNERSHIP INTERESTS THAT WOULD RESULT IN THE REIT SUBSIDIARY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE REIT SUBSIDIARY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO BENEFICIALLY OWNS FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES OR ATTEMPTS TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE PARTNERSHIP. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE PARTNERSHIP INTERESTS, OR A PORTION THEREOF, REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THEN SOLD BY THE TRUSTEE OR REDEEMED BY THE PARTNERSHIP. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS

LEGEND HAVE THE MEANINGS DEFINED IN PARTNERSHIP AGREEMENT, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF PARTNERSHIP INTERESTS ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE PARTNERSHIP AT ITS PRINCIPAL OFFICE.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	LANDMARK INFRASTRUCTURE PARTNERS LP

	By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:

Countersigned and Registered by:

[ ] as Transfer Agent and Registrar

By:

Authorized Signature

EXHIBIT D

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Landmark Infrastructure Partners LP

Certificate Evidencing

Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred

Units Representing Limited Partner Interests in

Landmark Infrastructure Partners LP

No.	Series C Preferred Units

In accordance with Sections 4.1 and 18.2(b) of the Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                 (the “Holder”) is the registered owner of Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units representing limited partner interests in the Partnership (the “Series C Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series C Preferred Units are set forth in, and this Certificate and the Series C Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A

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CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL TAX OWNERSHIP AND CONSTRUCTIVE TAX OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE REIT SUBSIDIARY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE PARTNERSHIP’S [FOURTH] AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”), (I) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES IN EXCESS OF A 9.8% INTEREST IN THE PARTNERSHIP’S CAPITAL OR PROFITS OR IN ANY CLASS OR SERIES OF OUTSTANDING PARTNERSHIP INTERESTS (DETERMINED BASED ON THE VALUE OR NUMBER OF UNITS OF SUCH CLASS OR SERIES, WHICHEVER IS MORE RESTRICTIVE) UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE SUCH EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) AND (II) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES PARTNERSHIP INTERESTS THAT WOULD RESULT IN THE REIT SUBSIDIARY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE REIT SUBSIDIARY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO BENEFICIALLY OWNS FOR TAX PURPOSES OR CONSTRUCTIVELY OWNS FOR TAX PURPOSES OR ATTEMPTS TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES PARTNERSHIP INTERESTS IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE PARTNERSHIP. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE PARTNERSHIP INTERESTS, OR A PORTION THEREOF, REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THEN SOLD BY THE TRUSTEE OR REDEEMED BY THE PARTNERSHIP. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS

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LEGEND HAVE THE MEANINGS DEFINED IN PARTNERSHIP AGREEMENT, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF PARTNERSHIP INTERESTS ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE PARTNERSHIP AT ITS PRINCIPAL OFFICE.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	LANDMARK INFRASTRUCTURE PARTNERS LP

	By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:

Countersigned and Registered by:

[ ] as Transfer Agent and Registrar

By:

Authorized Signature

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